Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Information Services Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Information Services Group, Inc.
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
(203) 517-3100

March 17, 2017

TO THE STOCKHOLDERS OF
Information Services Group, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Information Services Group, Inc. (the "Company") on April 27, 2017, at 10:00 a.m. Eastern Time, which will be held at the offices of the Company, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut.

        Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        Accompanying this Proxy Statement is the Company's 2016 Annual Report to Stockholders.

        We hope that you will attend the Annual Meeting. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy form in the enclosed envelope.

Sincerely yours,
Michael P. Connors Chairman and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by mail in order to ensure the presence of a quorum. If you attend the meeting and do not hold your shares through an account with a brokerage firm, bank or other nominee, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares and revoke your vote, if necessary.

Information Services Group, Inc.
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
(203) 517-3100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 27, 2017

TO THE STOCKHOLDERS OF
Information Services Group, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of Information Services Group, Inc. (the "Company") will be held at the Company's offices, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut on April 27, 2017, at 10:00 a.m. Eastern Time, for the following purposes:

          1.     To elect two directors to serve for a three-year term and until their successors have been elected and qualified.

          2.     To ratify the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

          3.     To approve, in a non-binding advisory vote, the compensation paid to our named executive officers as described herein.

          4.     To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

          5.     To approve an amendment to the Company's Amended and Restated 2007 Equity and Incentive Award Plan (the "Plan") to (a) increase the number of shares of common stock available for issuance under the Plan by 5,300,000, (b) make the other changes as described in this Proxy Statement and (c) reapprove the material terms of the Plan for purposes of Internal Revenue Code Section 162(m).

          6.     To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on March 14, 2017 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Beginning on or about March 17, 2017, this Notice and this Proxy Statement are being sent to stockholders of record.

By Order of the Board of Directors,
Michael P. Connors Chairman and Chief Executive Officer

Stamford, Connecticut
March 17, 2017

IMPORTANT: Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. Most stockholders are unable to attend the Annual Meeting. By appointing a proxy your shares will be represented and voted in accordance with your instructions. If you submit a proxy but do not provide specific instructions on how to vote, the proxies will vote as recommended by the Board of Directors. You can vote your shares by completing and returning your proxy card. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions on the proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. If you have any questions regarding how to vote, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750- 5834. (Banks and brokers may call collect at (212) 750-5833.)

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        The accompanying proxy is solicited by the Board of Directors of Information Services Group, Inc., a Delaware corporation ("ISG," the "Company," "we," "us," and "our"), for use at its Annual Meeting of Stockholders to be held on April 27, 2017 (the "Annual Meeting"), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about March 17, 2017.

        Pursuant to e-proxy rules promulgated by the SEC, we are providing access to this Proxy Statement and our 2016 Annual Report to Stockholders (collectively, "proxy materials") both by sending you this full set of proxy materials, as well as a proxy card, and by notifying you of the availability of our proxy materials on the Internet. SEC rules allow companies to avoid sending to their stockholders paper copies of their proxy materials if, instead, they furnish the proxy materials over the Internet and mail to their stockholders a Notice of Internet Availability of Proxy Materials. Companies, however, are not required to use e-proxy and, in lieu of doing so, may continue to send to stockholders a full set of their proxy materials. We have chosen to follow this latter approach, but are still obligated to provide you with the following notice:

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on April 27, 2017

        The Notice of Annual Meeting of Stockholders, Proxy Statement and 2016 Annual Report to Stockholders are available free of charge at www.isg-one.com.

SOLICITATION AND VOTING

        Only stockholders of record as of the close of business on March 14, 2017 will be entitled to vote at the meeting and any postponement or adjournment thereof. As of March 14, 2017, we had 42,272,853 shares of common stock outstanding and expected to be entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of March 14, 2017 is entitled to one vote for each share of common stock held by him or her. Our Bylaws require that a quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the shares entitled to vote are present in person or by proxy. Shares will be counted towards the quorum only if the stockholder submits a valid proxy (or one is submitted on such stockholder's behalf by such stockholder's broker, bank or other nominee) or if the stockholder votes in person at the Annual Meeting. Abstentions, "withhold" votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting until a quorum is present.

        The proxy accompanying this proxy statement is solicited on behalf of our Board of Directors for use at the Annual Meeting and any postponements or adjournments of the Annual Meeting, and the expenses of solicitation of proxies will be borne by us. The solicitation will be made primarily by mail, but our officers and regular employees may also solicit proxies by telephone, facsimile, via the Internet or in person. We also have retained Innisfree M&A Incorporated ("Innisfree") to assist in soliciting proxies. ISG expects to pay Innisfree approximately $10,000 plus expenses in connection with its solicitation of proxies.

        Stockholders whose shares are registered in their own names may vote by returning a proxy card. Please complete, sign and return the proxy card in the self-addressed, postage paid envelope provided. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted for the election of the nominees named in this Proxy Statement, in favor of proposals two, three and five and one-year in proposal four, each as described in this Proxy Statement. A stockholder whose shares are registered in their own name has the power to revoke his or her proxy at any time before it is exercised by delivering to the Chief Financial Officer of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If you hold shares in street name, through a bank, broker or other nominee, please contact the bank, broker or other nominee to revoke your proxy.

        If you have any questions regarding how to vote, please contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834. (Banks and brokers may call collect at (212) 750-5833.)

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our amended and restated certificate of incorporation provides that the Board of Directors of the Company is divided into three classes with one class of directors being elected each year and each class serving a three-year term. Neil G. Budnick and Gerald S. Hobbs constitute a class with a term that expires at this Annual Meeting (the "Class I Directors"); Kalpana Raina and Donald C. Waite III constitute a class with a term that expires at the annual meeting in 2018 (the "Class II Directors"); and Michael P. Connors and Christine Putur constitute a class with a term that expires at the 2019 annual meeting (the "Class III Directors").

        The Board of Directors has considered and nominated the following Class I nominees for a three-year term expiring in 2020 Neil G. Budnick and Gerald S. Hobbs. Action will be taken at the Annual Meeting for the election of these Class I nominees. Set forth below is information regarding the nominees to the Board of Directors for election as directors.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Neil G. Budnick and Gerald S. Hobbs unless otherwise directed by the person validly executing the proxy. The nominees have agreed to be named in this Proxy Statement and to serve if elected. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee(s) as we may designate.

        If a quorum is present and voting, the nominees receiving a plurality of votes cast will be elected. Proxies cannot be voted for more than two nominees. Abstentions, "withhold votes" and broker non-votes will have no effect on the outcome of the vote because they are not considered "votes cast" for voting purposes.

        The nominees to the Board of Directors to serve until the third succeeding annual meeting of stockholders after their election and until their successors have been elected and qualified are:

Name	Age	Director Since
Neil G. Budnick	63	2011
Gerald S. Hobbs	75	2008

        The principal occupations and qualifications of the nominees for director are as follows. There are no family relationships among any of our directors or executive officers.

        Neil G. Budnick has served as our Director since June 2011. Mr. Budnick is currently the Managing Director at Channel Rock Partners, a management consulting firm that provides business strategy and opportunity analysis, operations improvement and risk management for corporations. Until April 2007,

Mr. Budnick was President of MBIA Insurance Corporation, a major financial services company. During his 23 years at MBIA, Mr. Budnick held increasingly important positions including: Vice Chairman; Chief Financial Officer; President, Public and Corporate Finance Division; and Senior Vice President, Head of Municipal and Structure Finance. Earlier in his career, Mr. Budnick was also Vice President of the Public Finance Department of Standard & Poor's Corporation. He is a Board Member and Chair of the Audit Committee of RHR International, a management firm that specializes in executive development. Following an appointment by the Governor of Connecticut in 2012, he served from 2012-2013 as Chairman of the Investment Advisory Council (IAC), the state body responsible for working with the State Treasurer in overseeing the investments of the Connecticut Retirement Plans and Trust Funds. Mr. Budnick holds a B.A. in Political Science from Boston College and an M.P.A. in Public Administration from the University of Colorado.

        Gerald S. Hobbs has served as our Director since January 2008. Mr. Hobbs is a managing director and an operating partner at BV Investments, LLC. Previously, Mr. Hobbs was the Chairman and CEO of VNU, Inc., now The Nielsen Company, and Vice-Chairman of the Executive Board of VNU N.V. until his retirement in April 2003. Mr. Hobbs has served as Chairman, and Director of the American Business Media, BPA International and the Advertising Council, Inc. He recently retired from The Nielsen Company and BNA, Inc. boards of directors. He was a member of the Audit Committee at both companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE

CORPORATE GOVERNANCE

Responsibilities of the Board of Directors

        Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Leadership Structure

        The Board of Directors determined that combining the CEO and Chairman positions, coupled with a Lead Independent Director position, strengthens the Company's governance structure and is the appropriate leadership model for the Company at this time. The Board of Directors believes that "one-size" does not fit all, and the decision of whether to combine or separate the positions of CEO and Chairman will vary from company to company, depend upon a company's particular circumstances at a given point in time and may change from time to time. Accordingly, the Board of Directors carefully considers from time to time whether the CEO and Chairman positions should be combined based on what the Board believes is best for the Company and its stockholders.

        Board structures vary greatly among U.S. public corporations. The Board of Directors does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board of Directors believes that an effective leadership structure could be achieved either by combining or separating the CEO and Chairman positions so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

        Since March 2014, Mr. Gerald S. Hobbs has served as the Lead Independent Director. In addition to presiding at executive sessions of the independent directors, the responsibilities of the Lead Independent Director also include:

  •
  leading the Board's processes for selecting and evaluating the Chief Executive Officer and Chairman;

  •
  presiding at all meetings of the Board at which the Chairman is not present;

  •
  calling additional meetings of the independent directors as appropriate;

  •
  assisting in scheduling Board meetings;

  •
  providing the Board of Directors with input as to the preparation of Board meeting agendas;

  •
  specifically requesting the inclusion of certain materials for Board meetings;

  •
  recommending, as appropriate, that the Board of Directors retain consultants who will report directly to the Board of Directors; and

  •
  acting as a liaison between the independent directors and the Chairman on sensitive issues.

        The Board of Directors believes that the responsibilities delegated to the Lead Independent Director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board of Directors believes that its Lead Independent Director position balances the need for effective and independent oversight of management with the need for strong, unified leadership.

        The Board of Directors believes that this structure is in the best interests of the Company at this time as it will allow for a balance of power between the CEO and the independent directors and will provide an environment in which its independent directors are fully informed, have significant input into the content of Board meeting agendas and are able to provide objective and thoughtful oversight of management.

Board Composition

        The Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In that regard, the Nominating and Corporate Governance Committee is responsible for recommending candidates for all directorships to be filled by the Board or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account (1) minimum individual qualifications, such as strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board of Directors and (2) all other factors it considers appropriate. In addition, although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating and Corporate Governance Committee carefully considers are the benefits to the Company of diversity, including gender and racial diversity, in board composition.

        After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate's election.

        When considering whether the Board's directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the Board focused primarily on the information discussed in each of the Board members' or nominees' biographical information set forth on pages 30 to 32. In particular, with regards to Mr. Connors, the Board considered his extensive knowledge of the Company's business and his position as Chief Executive Officer of the Company with the responsibility for the day-to-day oversight of the Company's business operations. With regards to Messrs. Budnick, Hobbs and Waite and Mses. Putur and Raina, the Board considered their significant experience, expertise and background with regard to business, accounting and financial matters. With regards to Mr. Budnick, the Board of Directors considered his extensive experience as Managing Director at Channel Rock Partners, a management consulting firm, and as Chief Financial Officer of MBIA Insurance Corporation, a major financial services Company. With regards to Mr. Hobbs, the Board of Directors considered his extensive experience as the Chairman and CEO of various information and media companies, including VNU, Inc. With regards to Ms. Putur, the Board of Directors considered her extensive experience in information technology obtained at global corporations in the high tech, retail and fashion sectors, including in her current role as Chief Information Officer of Coach, Inc. With regards to Ms. Raina, the Board of Directors considered her role as a senior executive with The Bank of New York and her service on the Audit Committee of RealNetworks. With regards to Mr. Waite, the Board considered his extensive experience in management consulting as a Managing Director with McKinsey & Company and his service as one of three members of McKinsey's Office of the Managing Director. In addition, in connection with the nomination of Messrs. Budnick and Hobbs for election as directors at this Annual Meeting, the Board considered their valuable contributions to the Company's success during their years of Board service.

Director Independence

        Our Board of Directors currently has six directors. The Board of Directors has affirmatively determined that all of the directors, other than Mr. Connors, including those who serve on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are "independent" for purposes of The NASDAQ Stock Market LLC ("NASDAQ") listing standards and federal securities laws. In the course of the Board of Directors' determination regarding the independence of each non-management director, it considered any transactions, relationships and arrangements as required by the applicable NASDAQ rules and the rules and regulations of the Securities and Exchange Commission (the "SEC").

Executive Sessions

        Our independent directors hold regularly scheduled meetings at which only independent directors are present.

Meeting Attendance

        Directors are expected to attend Board meetings and meetings of the committees on which they serve and to spend the time needed, and meet as frequently as necessary, in order to properly discharge their responsibilities. The Board of Directors held 6 meetings during 2016. Each of the standing committees of the Board of Directors held the number of meetings indicated in the table below. Each of our directors serving during 2016 attended 100% of the total number of meetings of the Board of Directors and all of the committees of the Board of Directors on which such director served during that period.

        This Annual Meeting will be our tenth annual stockholder meeting. ISG's policy is to invite each director to attend the Company's annual meeting of stockholders, but does not require attendance by all directors. ISG periodically monitors and reassesses this policy to ensure the Board remains open and available for stockholder communications.

Committees of the Board of Directors

        The Audit, Compensation, and Nominating and Corporate Governance Committees each operate under a written charter adopted by the Board of Directors, and each committee of the Board of Directors reviews and assesses the adequacy of its charter on at least an annual basis. Copies of these charters are available on our website (www.isg-one.com).

        The following table sets forth the three standing committees of the Board of Directors, the members of each committee during the last fiscal year and the number of meetings held by each committee during the last fiscal year:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Michael P. Connors	—	—	—
Neil G. Budnick	Chairman	Member	Member
Gerald S. Hobbs	Member	Chairman	Member
Christine Putur	Member	Member	Member
Kalpana Raina	Member	Member	Member
Donald C. Waite III	Member	Member	Chairman
	4 Meetings	3 Meetings	1 Meeting

Audit Committee

        Our Audit Committee currently consists of Mr. Budnick, as Chairman, Mr. Hobbs, Ms. Putur, Ms. Raina and Mr. Waite. The Audit Committee is responsible for, among other things:

  •
  selecting, appointing, compensating, retaining and terminating our independent registered public accounting firm;

  •
  overseeing the auditing work of any independent registered public accounting firm employed by us, including the resolution of any disagreement between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

  •
  pre-approving audit, audit related, tax and other services to be performed by the independent registered public accounting firm and related fees;

  •
  meeting with our independent registered public accounting firm to review the proposed scope of the annual audit of our financial statements and to discuss such other matters that it deems appropriate;

  •
  reviewing the findings of the independent registered public accounting firm with respect to the annual audit;

  •
  meeting to review and discuss with management and the independent registered public accounting firm our periodic financial reports prior to our filing them with the SEC and reporting annually to the Board of Directors with respect to such matters;

  •
  reviewing with our financial and accounting management, the independent registered public accounting firm and internal auditor the adequacy and effectiveness of our internal control over financial reporting, financial reporting process and disclosure controls and procedures; and

  •
  reviewing the internal audit function.

        In accordance with applicable federal securities laws and the rules of NASDAQ, we have adopted an Audit Committee charter that incorporates these duties and responsibilities.

        The Audit Committee is, and will at all times be, composed exclusively of "independent directors," as determined in accordance with NASDAQ's independence standards, who are able to read and understand fundamental financial statements. In addition, pursuant to the rules of NASDAQ, ISG must have at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. The Board of Directors has determined that each of the Audit Committee members satisfies NASDAQ's definition of financial sophistication and that Mr. Budnick, Mr. Hobbs, Ms. Raina and Mr. Waite each qualify as an "audit committee financial expert," as defined under the rules and regulations of the SEC.

        Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Compensation Committee

        The Compensation Committee currently consists of Mr. Hobbs, as Chairman, Mr. Budnick, Ms. Putur, Ms. Raina and Mr. Waite. The Compensation Committee is responsible for overseeing the compensation and employee benefit plans and practices of the Company, including administering the Amended and Restated 2007 Equity and Incentive Award Plan and the Amended and Restated 2007

Employee Stock Purchase Plan. The Compensation Committee is also responsible for, among other things:

  •
  reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

  •
  reviewing with the Chief Executive Officer the performance and compensation of all other executive officers;

  •
  reviewing and discussing the Compensation Discussion and Analysis section contained in this Proxy Statement;

  •
  discussing the results of the stockholder advisory vote on the compensation paid to our named executive officers;

  •
  retaining or terminating, as needed, and approving the fees and any other retention terms for, compensation and benefits consultants and other outside consultants or advisors to provide independent advice to the Compensation Committee;

  •
  evaluating on at least an annual basis whether any work provided by a consultant retained by the Compensation Committee raises any conflict of interest; and

  •
  reviewing and establishing policies concerning any management perquisite and similar benefits.

For more information on the Compensation Committee's role in determining executive compensation, see "Executive Compensation" beginning on page 33.

        In accordance with applicable federal securities laws and the rules of NASDAQ, ISG has adopted a Compensation Committee charter that delineates these duties and responsibilities.

        The Board of Directors has determined that all of the members of the Compensation Committee meet the independence requirements mandated by NASDAQ, the rules of the SEC and the Internal Revenue Service, in each case as they are applicable to serving on the Compensation Committee.

        The Compensation Committee has retained Steven Hall & Partners ("SH&P") to advise it in connection with fulfilling its responsibilities with respect to the Company's executive and Board of Directors compensation programs. For a discussion of the nature and scope of SH&P's assignment, and the material elements of the instructions or directions given to SH&P with respect to the performance of their duties under the engagement, please see "Use of Third Party Advisors" beginning on page 33. SH&P maintains no other direct or indirect business relationships with the Company.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of Mr. Waite, as Chairman, Mr. Budnick, Mr. Hobbs, Ms. Putur and Ms. Raina. The Nominating and Corporate Governance Committee is responsible for, among other things:

  •
  developing, recommending and monitoring corporate governance guidelines for ISG and the Board of Directors;

  •
  identifying and reviewing the qualifications of candidates for Board membership;

  •
  recommending to the Board of Directors candidates to fill vacancies on the Board which occur between annual meetings of stockholders or for election at annual meetings;

  •
  recommending to the Board of Directors criteria regarding the composition of the Board, the total size of the Board and the proportion of employee and non-employee directors;

  •
  recommending to the Board of Directors committee memberships and chairpersons; and

  •
  consulting with the Board of Directors annually regarding the independence of each member of the Board.

        In accordance with applicable federal securities laws and the rules of NASDAQ, ISG has adopted a Nominating and Corporate Governance Committee charter that delineates these duties and responsibilities.

        The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee meet the independence requirements mandated by NASDAQ, the rules of the SEC, in each case as they are applicable to serving on the Nominating and Corporate Governance Committee, and our standards of independence.

        The Nominating and Corporate Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In identifying candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee takes into account, without limitation, factors such as judgment, skill, diversity, character, integrity, collegiality, willingness to act upon and be accountable for majority Board decisions, experience (particularly with businesses and other organizations of comparable size and within similar or related industries) and how that experience interplays with that of the other Board members, independence from management, and the ability of the candidate to attend Board and Committee meetings regularly and to devote an appropriate amount of time and effort in preparation for those meetings. In assessing stockholder recommendations, the Nominating and Corporate Governance Committee will consider the same criteria utilized for other candidates, but will also consider whether the candidate can serve the best interests of all stockholders of the Company and not be beholden to the sponsoring person or group. A stockholder must provide notice to the Chief Financial Officer that must include the name, address, and number of shares owned by the stockholder making such recommendation; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee's consent to be elected and to serve. ISG may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. The notice must be delivered to the Chief Financial Officer, who will forward the notice to the Nominating and Corporate Governance Committee for consideration. Ultimately, the Nominating and Corporate Governance Committee will nominate those individuals who it believes will, in conjunction with other members of the Board, best collectively serve the long-term interests of the Company's stockholders.

Compensation Committee Interlocks and Insider Participation

        During the year ended December 31, 2016, members who served on our Compensation Committee included Mr. Hobbs, as Chairman, Mr. Budnick, Ms. Putur, Ms. Raina and Mr. Waite. No member of our Compensation Committee during 2016 was an employee or officer or former employee or officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or the Compensation Committee during 2016.

Oversight of Risk Management

        On behalf of the Board of Directors, the Audit Committee is responsible for oversight of the Company's risk management policies and procedures. The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. The Audit Committee discusses with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company's Chief Financial Officer is responsible for the Company's risk management function and regularly works closely with the Company's senior executives to identify risks material to the Company. The Chief Financial Officer reports regularly to the Chief Executive Officer and the Company's Audit Committee regarding the Company's risk management policies and procedures. In that regard, the Company's Chief Financial Officer meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board on a regular basis to apprise the Board of their discussions with the Chief Financial Officer regarding the Company's risk management efforts.

        With respect to risks related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company's executive compensation program, whether the program encourages unnecessary or excessive risk taking. The compensation programs generally are not believed to encourage risks that are reasonably likely to have a material adverse effect on the Company.

Code of Ethics

        We have adopted a code of ethics and business conduct applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of NASDAQ. You may obtain a copy of ISG's code of ethics and business conduct, free of charge, by contacting our Chief Financial Officer. You can also find a link to the code on our website (www.isg-one.com). ISG intends to disclose any amendments to, or waivers from, a required provision of its code of ethics and business conduct on its website (www.isg-one.com).

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which are available on our website (www.isg-one.com), set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, director orientation and continuing education. The Nominating and Corporate Governance Committee regularly reviews and provides recommendations to the Board on the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate.

Certain Relationships and Transactions with Related Parties

        On March 9, 2016, the Board of Directors adopted the Company's Policy and Procedures with respect to Related Party Transactions (the "Policy") whereby all transactions required to be reported pursuant to Item 404 of Regulation S-K are reviewed and approved. The Policy calls for the Nominating and Corporate Governance Committee of our Board of Directors (the "Governance Committee"), or the Chair of the Governance Committee in exigent circumstances (who will possess delegated authority to act between Governance Committee meetings), to review each related party transaction (as defined below) and determine whether to approve that transaction. Any Governance Committee member who has any interest (actual or perceived) will not be involved in the consideration of the Governance Committee. In determining whether a related party transaction will be approved, the Governance Committee or Chair of the Governance Committee, as applicable in accordance with the Policy, will consider a multitude of factors including (a) the benefits to the Company; (b) the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

(c) the availability of other sources for comparable products or services; (d) the terms of the transaction; and (e) the terms available to unrelated third parties or to employees generally.

        For purposes of the policy, a "related party transaction" is, subject to certain limited exceptions, any transaction, arrangement or relationship in which we are a participant and the amount involved exceeds $120,000, and the related party (defined below) had, has or will have a direct or indirect material interest. "Related party" includes (a) any person who is or was (at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in clauses (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a director, executive officer or partner or is in a similar position, or in which such person, together with all other "related parties," have in the aggregate 5% or greater beneficial ownership interest.

        Prior to adoption of the Policy, ISG's policy was to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved or ratified by a majority of independent, disinterested directors. Notwithstanding the Policy, all compensation-related matters must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval.

        During 2016, we did not enter into any transactions with related parties that required review, approval or ratification by the Board of Directors as described above.

Stockholder Communications with Directors

        Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of the Director(s)
c/o Chief Financial Officer
Information Services Group, Inc.
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901
Fax: (203) 517-3199

        Communications from our stockholders to one or more directors will be collected and organized by our Chief Financial Officer under procedures approved by our independent directors. The Chief Financial Officer will forward all communications to the Chairman of the Board of Directors or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Chief Financial Officer may, in his or her discretion, forward only representative correspondence.

        The Chairman of the Board of Directors will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our Chief Financial Officer.

PROPOSAL NO. 2
RATIFICATION OF ENGAGEMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        On March 8, 2017, the Audit Committee and the Board of Directors engaged PricewaterhouseCoopers LLP to continue in its capacity as independent registered public accounting firm for the fiscal year ending December 31, 2017. Stockholders will be asked at the Annual Meeting to ratify the engagement of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2017.

        Although the engagement of PricewaterhouseCoopers LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it is appropriate as a matter of policy to request that the stockholders ratify the selection of its independent registered public accounting firm for the fiscal year ending December 31, 2017. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors or the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors or Audit Committee feels that such a change would be in the best interests of the Company and our stockholders.

        The Company anticipates that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions at the meeting.

        The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and 2015 by PricewaterhouseCoopers LLP:

	Fiscal Years
	December 31, 2016	December 31, 2015
Audit Fees(1)	$2,228,500	$1,363,500
Audit-Related Fees(2)	340,000	54,000
Tax Fees(3)	21,200	71,509
All Other Fees(4)	1,950	1,919

Total Fees	$2,591,650	$1,490,928

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. The increase for fiscal year ended December 31, 2016, as compared to fiscal year ended December 31, 2015, is primarily the result of the Company's acquisitions of Alsbridge, Experton and TracePoint.

(2)
Audit-Related Fees consisted principally of due diligence services, including for due diligence work in connection with the acquisition of Alsbridge.

(3)
Includes fees for professional services rendered in fiscal 2016 and 2015 in connection with tax compliance for international returns and tax consulting.

(4)
Includes fees billed for software licenses.

        The Audit Committee has considered whether the provisions of services described in the table above are compatible with maintaining auditor independence. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Securities Exchange Act of 1934, as amended, to the Company's management. All of the fees described above under Audit Fees, Audit-Related Fees and Tax Fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

        Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of ISG common stock represented in person or by proxy at the Annual Meeting. Abstentions will have no effect on the outcome of this proposal because they are not considered "votes cast" for voting purposes. Under the rules of the New York Stock Exchange, member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain "routine" items in the event that they have not received instructions from beneficial owners. This Proposal No. 2 is considered a "routine" item, and accordingly, brokers and other nominees will have discretionary authority to vote on this Proposal No. 2, such that no broker non-votes will exist.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ENGAGEMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

 REPORT OF THE AUDIT COMMITTEE

        The directors who serve on the Audit Committee are all "independent" in accordance with NASDAQ requirements and the applicable SEC rules and regulations. We have reviewed and discussed with management the Company's Annual Report on Form 10-K, which includes the Company's integrated audit of the consolidated financial statements for the year ended December 31, 2016 and management's report on internal control over financial reporting using the criteria set forth in the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013).

        During 2016, the Audit Committee fulfilled all of its responsibilities under its charter that was effective during 2016. As part of the Company's governance practices, the Audit Committee reviews its charter on an annual basis and, when appropriate, recommends to the Board of Directors changes to its charter. The Board of Directors adopted changes to the Audit Committee charter in May 2013. The revised Audit Committee charter can be obtained through our website (www.isg-one.com).

        We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, and reviewed the results of the independent registered public accounting firm's integrated audit of the consolidated financial statements.

        We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and have discussed with the registered public accounting firm their independence.

        Based on the reviews and discussions referred to above, we recommended to the Company's Board of Directors that the Company's Annual Report on Form 10-K for the year ended December 31, 2016 be filed with the Securities and Exchange Commission.

        During 2016, directors Neil G. Budnick, Gerald S. Hobbs, Christine Putur, Kalpana Raina and Donald C. Waite III served as members of the Audit Committee.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
THE AUDIT COMMITTEE Mr. Neil G. Budnick (Chairman) Mr. Gerald S. Hobbs Ms. Christine Putur Ms. Kalpana Raina Mr. Donald C. Waite III

 PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are including in this Proxy Statement a separate resolution subject to stockholder vote to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement on pages 33 to 49 pursuant to the rules of the SEC. The language of the resolution is as follows:

          RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.

        This item is commonly referred to as a "say-on-pay" proposal. At our 2016 Annual Meeting of Stockholders, our stockholders approved the say-on-pay proposal by a vote of 99% of votes cast in favor to 1% against.

        In considering your vote, you may wish to review the information on the Company's compensation policies and decisions regarding the Named Executive Officers presented in the Compensation Discussion and Analysis beginning on page 34, as well as the discussion regarding the Compensation Committee beginning on page 7.

        In particular, stockholders should note the following:

  •
  As noted in the Compensation Discussion and Analysis, the Company believes management compensation should be competitive with market practices, provide rewards based on the attainment of Company objectives and tightly align management with the interests of stockholders.

  •
  At the discretion of the Compensation Committee, the material elements of the compensation system created for the Company's Named Executive Officers include a mix of base salary, annual performance-based cash incentive and an equity component.

  •
  The Company believes that the compensation provided to the Named Executive Officers is competitive with market norms, is predicated on "pay-for-performance" and is tightly aligned with the interests of the Company's stockholders.

  •
  In particular, the compensation we paid the Named Executive Officers for 2016 was in line with the financial results and, particularly, the progress implementing our long-term growth strategy, achieved by our management team during 2016.

        Because this vote is advisory and non-binding on the Board of Directors, the Board and the Compensation Committee will review and consider the voting results, as well as other communications from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation programs.

        Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of ISG common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal because they are not considered "votes cast" for voting purposes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL NO. 4
NON-BINDING ADVISORY VOTE ON THE FREQUENCY
OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation paid to our named executive officers (that is, a vote similar to the non-binding advisory vote in Proposal No. 3 on page 15) should occur every one, two or three years.

        In considering your vote, you may wish to review with care the information on the Company's compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis beginning on page 34, as well as the discussion regarding the Compensation Committee beginning on page 7.

        This Annual Meeting will provide stockholders the opportunity to express their views on the Company's compensation system through a non-binding advisory vote. Moreover, stockholders will also have the opportunity at this Annual Meeting to hold a non-binding advisory vote on the frequency of subsequent advisory votes.

        The Board has determined that an advisory vote to approve executive compensation that occurs every year is the appropriate alternative for the Company and its stockholders. Such annual "say-on-pay" votes have been the Company's policy since 2011. In reaching its recommendation, the Board considered that holding an annual advisory vote to approve executive compensation allows stockholders to provide direct input on the Company's compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides the Compensation Committee with the opportunity to evaluate its compensation decisions taking into account the timely feedback provided by stockholders. In addition, the Board recognizes that an annual advisory vote to approve executive compensation is consistent with the Company's policy of facilitating communications of stockholders with the Board and its various committees, including the Compensation Committee.

        Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of ISG common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal. In the event no option receives a majority of the votes cast, the Board will view the option that receives the most votes as constituting the advice of the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "ONE YEAR" WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT TO THE
AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE AWARD PLAN

Introduction

        At the Annual Meeting, stockholders will be asked to approve an amendment to the Amended and Restated 2007 Equity and Incentive Award Plan (the "Plan") to increase the number of shares of common stock available for issuance under the Plan by 5,300,000 shares and take related actions as described below (the "Amendment"). With the addition of shares available for issuance pursuant to the Amendment, the Plan is expected to continue to benefit ISG by helping us:

  •
  Recruit and retain key employees, directors or other independent contractors serving ISG and its affiliates;

  •
  Motivate such persons to exert their best efforts on behalf of ISG and its affiliates by providing incentives in the form of equity awards and cash incentive awards; and

  •
  Provide to such persons an added interest in the welfare of ISG as a result of their proprietary interest in ISG's success.

        The Board and the Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important performance objectives and promote the long-term success of ISG. Therefore, they view the Amendment and the Plan as a key element of our overall compensation program.

        Other changes implemented by the Amendment will be (i) to extend the termination date for the making of grants from April 29, 2019 until the fifth anniversary of stockholder approval of this Proposal, (ii) to specify that dividends/dividend equivalents may be paid or credited on other stock-based awards (such as restricted stock units), but those dividends/dividend equivalents must be subject to the same vesting (or more stringent vesting) than the vesting applicable to the underlying awards and (iii) to authorize withholding of shares to cover any taxes relating to an award (currently the Plan allows withholding only for mandatory tax withholding requirements; this change takes advantage of a change in accounting rules that became effective in 2017). In addition, stockholder approval of this Proposal also will be deemed to constitute reapproval of the material terms of awards (other than options and stock appreciation rights) intended to qualify as "performance-based compensation" under Internal Revenue Code Section 162(m), which is intended to preserve our ability to claim tax deductions for such compensation.

        The Board believes that the Plan promotes the interests of stockholders and is consistent with principles of effective corporate governance, among other reasons, because:

  •
  Limits on Awards. The Plan limits the number of awards that may be granted to any person in any calendar year. It also limits the amount that may be payable to any person in any calendar year under cash awards made pursuant to the Plan and contains a separate limit that applies to awards granted to our non-employee directors.

  •
  No Discounted Stock Options or SARs. All stock option and stock appreciation rights ("SARs") under the Plan must have an exercise or base price that is not less than the fair market value of an underlying share of our common stock on the date of grant (except when the awards are substituted for certain in-the-money awards).

  •
  No Repricing. The Plan prohibits any repricing of stock options or SARs without stockholder approval, other than adjustments to the awards in connection with a corporate transaction affecting the Company.

  •
  Performance Awards. Under the Plan, the Committee may grant performance awards that are intended to qualify as performance-based compensation that will be tax deductible by us without limitation under Section 162(m), as well as other performance-based awards.

  •
  Dividends. Under the Amendment, dividends and dividend equivalents will be subject to vesting terms at least as stringent as those that apply to the underlying award.

  •
  No Tax Gross-Ups. The Plan does not provide for tax gross-ups with respect to awards.

Amendment

        Under the Plan, as of March 14, 2017, 1,518,052 shares remain available for new grants, with each share delivered under the Plan counting as one share against the share pool. The proposed Amendment would amend Section 3 of the Plan to increase the maximum number of shares issuable under the Plan from 7,642,603 to a total of 12,942,603 shares, which would bring the total number of shares available for grants to 6,818,052 (assuming no changes in the number of outstanding awards as of March 14, 2017 through the time of stockholder approval of the Amendment). On March 8, 2017, our Board, upon recommendation of the Compensation Committee, adopted the Amendment, subject to approval by our stockholders. If our stockholders approve the Amendment, it will become effective as of the date of such stockholder approval. If stockholders decline to approve the Amendment, no additional shares will become available for awards under the Plan, but awards may continue to be granted under the current terms of the Plan, to the extent of available shares, and otherwise under other authority of the Board of Directors and the Compensation Committee.

        The Company is proposing this increase in the total amount of shares available for grants as a result of consultation with, and recommendation from, SH&P. The recommendation from SH&P was presented to the Compensation Committee which in turn approved and recommended to the Board to increase the number of shares of common stock available for issuance under the Plan by 5,300,000 shares. The additional shares available for issuance under the Plan are intended to cover equity awards over the next several fiscal years.

        Except as described above, the Company is not seeking to make any other material changes to the terms of the Plan at this time. A copy of the Plan, reflecting changes pursuant related to the Amendment, is attached as Appendix A to this Proxy Statement, and below is a summary of the material terms of the Plan.

Types of Plan Awards

        The Plan authorizes a broad range of award types, including:

  •
  stock options, which may be incentive stock options providing favorable tax treatment to employees under Section 422 of the Internal Revenue Code or non-qualified stock options (i.e., options not qualifying for such favorable tax treatment);

  •
  stock appreciation rights ("SARs");

  •
  restricted stock, an award of actual shares subject to a risk of forfeiture and restrictions on transfer;

  •
  restricted stock units ("RSUs"), a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture;

  •
  other awards based on ISG common stock;

  •
  performance-based awards, which are equity awards or incentive awards intended to qualify for full tax deductibility by ISG under Code Section 162(m); and

  •
  incentive awards, a cash-denominated award earnable by achievement of performance goals.

Shares Reserved For Equity Awards

        Information on the number of shares available under the Plan, our only equity award plan, and under our Amended and Restated 2007 Employee Stock Purchase Plan, and unissued shares deliverable under outstanding SARs and RSUs as of the end of the last fiscal year is presented beginning on page 28 under the caption "Equity Compensation Plan Information Table."

        Based on the outstanding equity awards under the Plan at March 14, 2017, and assuming stockholders approve the Amendment, the total number of shares subject to outstanding awards and to be available for future awards under the Plan (which would be our only continuing equity award plan) would be as follows:

Shares subject to outstanding awards*	4,034,910
Shares remaining available under the Plan	1,518,052
Shares to be added if stockholders approve the Amendment	5,300,000

Total shares subject to outstanding awards and to be available for future equity awards**	10,852,962
Percentage of outstanding shares***	25.7%

*
Outstanding awards at March 14, 2017 were 46,874 SARs and 3,988,036 RSUs. The weighted average exercise price of the SARs was $6.13 and the weighted average remaining term of such SARs at that date was 1.2 years. The weighted average remaining term of unvested RSUs at that date was 2.04 years.

**
Does not include shares reserved for the Amended and Restated 2007 Employee Stock Purchase Plan. In addition, 2,089,641 shares under the Plan have been delivered pursuant to prior awards that have settled.

***
Outstanding shares (the denominator in this calculation) include all shares of ISG common stock outstanding at March 14, 2017 but does not include unissued shares reserved for outstanding awards or future awards under the Plan or the Amendment (inclusion of those shares in the denominator would result in a lower percentage than appears in the table).

        The delivery of shares upon the exercise or settlement of an award reduces the shares available under the Plan by one share for each share delivered, whether the delivery results from the exercise of an option or SAR or is a settlement of an RSU or other full-value award. Shares that are deliverable in connection with an award that terminates, lapses or is forfeited or canceled will be deemed not to have been delivered and will be available for further awards under the Plan. Shares withheld to pay the exercise price or tax withholding obligations relating to options or SARs will be treated as delivered under the Plan, but shares withheld to pay the tax withholding obligations relating to other awards will not be treated as delivered and therefore will be available for further awards under the Plan. Cash settlement of an award will not be treated as delivery of shares and therefore will not reduce the shares available under the Plan. The Amendment could have an indirect effect on these recapture provisions, because it would permit withholding of shares in some cases at a higher rate than the mandatory withholding rate.

        On March 14, 2017, the last reported sale price of ISG's common stock as reported in the NASDAQ Global Market was $3.16 per share.

Per-Person Award Limits

        The Plan imposes annual limits on the awards that may be granted to or earned by a single participant, as follows (share limits are subject to adjustment, as described below):

  •
  The maximum number of shares underlying options and SARs that may be granted to any one participant in any given calendar year may not exceed 750,000.

  •
  The maximum amount that may be earned under the Plan during a calendar year by a participant in connection with the settlement of awards designated as "performance-based awards" is: (i) with respect to performance-based awards that are denominated in shares, 500,000 shares and (ii) with respect to cash-denominated performance-based awards, $5,000,000. In the case of performance periods extending more than one calendar year, the applicable limitation will be aggregated and apportioned over the number of full and partial years in the performance period.

  •
  The maximum grant-date fair value of equity awards granted to a non-employee director in any calendar year will be $350,000, except that this limit for a non-employee Chairman of the Board or Lead Director will be $700,000.

Reasons for Stockholder Approval

        We seek approval of the Amendment by stockholders in order to meet requirements of the NASDAQ, to satisfy requirements of tax law to help preserve our ability to claim tax deductions for compensation to executive officers and to comply with requirements of the Plan that increases in the share pool be approved by stockholders. In addition, the Board regards stockholder approval of this proposal as desirable and consistent with corporate governance best practices.

        Internal Revenue Code Section 162(m) limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. For purposes of Section 162(m), approval of the Amendment will be deemed to include reapproval of the general business criteria upon which performance objectives for awards are based, described below under the caption "Performance-Based Awards," together with eligibility terms and per-person limitations under the Plan. Stockholder approval of general business criteria, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of approximately five years under Section 162(m). Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

        In addition, stockholder approval will permit designated stock options to qualify as incentive stock options ("ISOs") under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

Administration of the Plan

        The Plan is administered by the Compensation Committee, except that the Board may itself act to administer the Plan. Subject to the terms and conditions of the Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the cash amount earnable as a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret Plan terms and make all other determinations that may be necessary or advisable for the administration of the Plan. The Plan authorizes the Compensation Committee to delegate authority to a sub-committee or to officers, subject to applicable limitations under tax, securities and corporate law.

Substitute Awards

        Awards may be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by ISG or its affiliates or a company acquired by ISG or with which ISG combines. The number of shares underlying any such assumed or substitute awards will not be counted against the aggregate number of shares that otherwise are available for grant under the Plan in the case of an assumption or substitution of awards for those of a company acquired by ISG or with which ISG combines.

Time Limit on Grants; Stockholder Approval of Repricing

        The Amendment will extend the termination date for the making of grants from April 29, 2019 until the fifth anniversary of stockholder approval of this Proposal. Awards granted before the date on which authority to make further grants terminations may extend beyond that termination date. Other provisions of the Plan notwithstanding, the repricing of an outstanding option or SAR is prohibited without prior approval of our stockholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect): (i) changing the terms of an option or SAR to lower its exercise price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; and (iii) repurchasing or canceling an option or at a time when its exercise price is greater than the fair market value of the underlying shares for cash or in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change for which an award adjustment is authorized. Such cancellation and exchange would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the participant.

Eligibility

        Executive officers and other employees of ISG and its subsidiaries, and non-employee directors and independent contractors are eligible to be selected as participants in the Plan. As of March 14, 2017, approximately 1,275 persons are potentially eligible for awards under the Plan. Equity awards outstanding under the Plan were held by a total of 214 current and former ISG employees as of March 14, 2017. Nothing in the Plan precludes the Compensation Committee from authorizing payment of other compensation, including bonuses based upon performance, to executive officers, other employees, non-employee directors and independent contractors outside of the Plan.

Terms and Conditions of Options

        Options granted under the Plan will be, as determined by the Compensation Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related award agreements, and will be subject to terms and conditions specified in the Plan and other terms and conditions specified by the Compensation Committee.

        Option Exercise Price.    The option exercise price per share will be determined by the Compensation Committee, but will not be less than 100% of the fair market value of a share on the date an option is granted (other than in the case of options granted in substitution of previously granted awards, to the extent necessary to preserve the in-the-money value of the previously granted award).

        Exercisability.    Options granted under the Plan will be exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee, but in no event will an option be exercisable more than ten years after the date it is granted. The Compensation Committee will determine the vesting terms of options, in its discretion.

        Exercise of Options.    Except as otherwise provided in the Plan or in an award agreement, an option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The purchase price for the shares as to which an option is exercised will be paid to ISG as designated by the Compensation Committee, either: (i) in cash or its equivalent, (ii) in shares having a fair market value equal to the aggregate option exercise price for the shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee (which may include the withholding by ISG of shares deliverable upon exercise of the option to satisfy the exercise price), (iii) partly in cash and partly in such shares, (iv) through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver promptly to ISG an amount out of the proceeds of such sale equal to the aggregate option exercise price for the shares being purchased or (v) through net settlement in shares. No participant will have any rights to dividends or other rights of a stockholder with respect to shares subject to an option until the participant has given written notice of exercise of the option, paid in full for such shares and, if applicable, has satisfied any other conditions imposed by the Compensation Committee pursuant to the Plan.

Terms and Conditions of Stock Appreciation Rights

        Grants.    The Compensation Committee may grant (i) a SAR independent of an option or (ii) a SAR in connection with an option, or a portion thereof. A stock appreciation right granted in connection with an option (A) may be granted at the time the related option is granted or at any time prior to the exercise or cancellation of the related option, (B) will cover the same number of shares covered by the option (or such lesser number of shares as the Compensation Committee may determine) and (C) will be subject to the same terms and conditions as the option except for such additional limitations as the Compensation Committee may impose.

        Terms.    The exercise price per share of a SAR will be an amount determined by the Compensation Committee but in no event will such amount be less than the fair market value of a share on the date the SAR is granted (other than in the case of SARs granted in substitution of previously granted awards, to the extent necessary to preserve the in-the-money value of the previously granted award); provided, however, that in the case of a SAR granted in conjunction with an option, or a portion thereof, the exercise price may not be less than the option exercise price of the related option. Each SAR will entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share over (B) the exercise price per share, times (ii) the number of shares or portion thereof covered by the SAR being exercised. Payment will be made in shares or in cash, with any shares valued at fair market value at the exercise date, all as determined by the Compensation Committee.

        Limitations.    The Compensation Committee may impose, in its discretion, such vesting requirements and conditions upon the exercisability of SARs as it may determine, but in no event will a SAR be exercisable more than ten years after the date it is granted.

Other Stock-Based Awards

        The Compensation Committee may grant or sell awards of shares, awards of restricted stock, RSUs and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares. Such other stock-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, the right to receive, or vest with respect to, one or more shares (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other stock-based awards may be granted alone or in addition to any other awards granted under the Plan. Subject to the provisions of the Plan, the Compensation Committee will determine to whom and when other stock-based awards will be made, the number of shares to be awarded under (or otherwise related to) such other stock-based awards; whether such other stock-based awards will be settled in cash, shares or a combination of cash and shares; the vesting provisions of the awards and all other terms and conditions of the awards. The Amendment includes language providing that dividends/dividend equivalents may be paid or credited on other stock-based awards (such as RSUs), but they must be subject to the same vesting (or more stringent vesting than) that applicable to the underlying awards.

Incentive Awards

        The Compensation Committee may grant incentive awards providing an opportunity to earn specified cash amounts (i.e., the award is denominated in cash rather than in shares) by achievement of specified performance goals. All incentive awards are subject to the per-person limitation applicable to cash performance-based awards, whether or not the incentive award is intended to qualify under Code Section 162(m). The Compensation Committee will specify the performance period and performance goals for each incentive award; an incentive award with a performance period of one year or less may be designated as an "Annual Incentive Award." The Compensation Committee may specify additional terms of the award, which may include terms providing for the award to be deemed to be earned or vest on an accelerated basis or without regard to performance in specified circumstances, such as a change in control or termination of the employment of the participant. Subject to the provisions of the Plan, the Compensation Committee will determine to whom and when incentive awards will be granted and the cash denominated amounts that may be earned. Earnings may be credited on incentive awards during any period the award remains outstanding following the attainment of the performance goals. Incentive awards may be settled in cash, shares or other awards, provided that the Compensation Committee has specified the timing and other terms of any conversion of cash amounts earned or earnable under the incentive award into shares or other awards.

Performance-Based Awards

        Certain other stock-based awards or incentive awards denominated in cash may be granted in a manner that is intended to be deductible by ISG under Section 162(m) of the Internal Revenue Code (or any successor section thereto) ("performance-based awards"). A participant will earn a performance-based award based on the attainment of written performance goals approved by the Compensation Committee for a performance period established by the Compensation Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, will be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; and (xix) total stockholder return. The foregoing criteria may relate to ISG, one or more of its affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to prior period performance or to the performance of one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee will determine. In addition, to the degree consistent with Section 162(m) of the Internal Revenue Code, the performance goals may be calculated eliminating bonuses, capital charges, non-recurring or extraordinary income or expense, or other pre-specified financial items of income or expense for the performance period. Provided that the Compensation Committee has specified at least one performance goal qualifying the award as performance-based under Code Section 162(m), the Compensation Committee may specify other performance goals or criteria as a basis for its exercise of negative discretion with respect to the Award.

        The Compensation Committee will determine whether, for a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, will so certify and determine the amount earned under the applicable performance-based award. No performance-based awards will be paid for such performance period until such certification is made by the Compensation Committee. The amount of the performance-based award actually paid to a given participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee The amount of the performance-based award earned generally will be paid to the participant after the end of the performance period at such time as the Compensation Committee has specified for the award, except that a participant may, if and to the extent permitted by the Compensation Committee and consistent with the applicable provisions of the Internal Revenue Code, elect to defer payment of a performance-based award.

Transferability

        Unless otherwise determined by the Compensation Committee (and subject to the limitation that in no circumstances may an award be transferred by the participant for consideration or value), an award will not be transferable or assignable by the participant otherwise than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death. An award exercisable after the death of a participant may be exercised by the legatees, personal representatives, distributees or designated beneficiaries of the participant.

Adjustments upon certain events/Change of Control

        In the event of any change in the outstanding shares after the effective date of the Plan by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of shares or other corporate exchange or equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718), or any distribution to stockholders other than regular cash dividends or any transaction similar to the foregoing, the Compensation Committee shall make such substitution or adjustment, if any, in a manner it deems to be equitable, as to (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which options or stock appreciation rights may be granted during a calendar year to any participant, (iii) the maximum amount of a performance-based award that may be granted during a calendar year to any participant, (iv) the option exercise price or exercise price of any stock appreciation right and/or (v) any other affected terms of such awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an "equity restructuring" (within the meaning of the FASB ASC Topic 718), the Compensation Committee shall make an equitable adjustment to all outstanding awards to reflect such event.

        In the event of a change in control after the effective date of the Plan, (i) if determined by the Compensation Committee in the applicable award agreement or otherwise, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse and/or performance restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse and/or performance restrictions, as the case may be, as of immediately prior to such change in control and (ii) the Compensation Committee may, but will not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, (B) cancel such awards for fair value (as determined in the sole discretion of the Compensation

Committee) which, in the case of options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the change in control transaction to holders of the same number of shares subject to such options or stock appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such options or stock appreciation rights) over the aggregate exercise price of such options or stock appreciation rights, (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder as determined by the Compensation Committee in its sole discretion or (D) provide that for a period of at least ten business days prior to the change in control, such options or stock appreciation rights will be exercisable as to all shares subject thereto and that upon the occurrence of the change in control, such options or stock appreciation rights will terminate and be of no further force and effect.

Amendment of the Plan

        The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation will be made, (a) without the approval of the stockholders of ISG, if such action would increase the total number of shares reserved for the purposes of the Plan or change the maximum number of shares for which awards may be granted to any participant, (b) without the consent of a participant, if such action would materially diminish any of the rights of the participant under any award theretofore granted to such participant under the Plan or (c) other than as permitted in the Plan, relating to repricing of options or stock appreciation rights, to permit such repricing without the approval of the stockholders of ISG; provided, however, that the Compensation Committee may amend the Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to ISG or to participants). Under these rules, however, stockholder approval will not necessarily be required for all amendments that might increase the cost of the Plan or broaden eligibility.

Section 409A of the Internal Revenue Code

        It is intended that awards under the Plan will not be granted, deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Internal Revenue Code upon a participant. If the Compensation Committee reasonably determines that, as a result of Section 409A of the Internal Revenue Code, a payment in respect of an award constitutes deferred compensation and the payment in connection with a termination of service would result in a tax penalty to the participant, ISG will make such payment on the first day that would not result in the participant incurring such a penalty.

Federal Income Tax Consequences Relating to Awards Under the Plan

        The following summary of the federal income tax consequences relating to awards under the Plan is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is intended for the information of stockholders and not as tax planning guidance for Plan participants. It is not intended to be a complete statement of applicable tax law, and in particular it does not address federal taxes other than income taxes and state and local tax considerations.

  Certain United States Federal Income Tax Consequences of Options and Stock Appreciation Rights

        Certain of the United States federal income tax consequences to a participant and to his or her employer resulting from stock options and SARs granted under the Plan should generally be as set forth in the following summary:

        A participant to whom an incentive stock option that qualifies under Section 422 of the Internal Revenue Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the participant's employer upon the grant or exercise of such incentive stock option. However, upon the exercise of an incentive stock option, special alternative minimum tax rules apply to the participant.

        When the participant sells shares acquired through the exercise of an incentive stock option more than one year after the date of transfer of such shares and more than two years after the date of grant of such incentive stock option, the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the incentive stock option exercise price of the incentive stock option. If the participant does not hold such shares for this period, when the participant sells such shares, the participant generally will recognize ordinary compensation income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price, and the participant's employer will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income. ISG will not be entitled to a tax deduction for any capital gain recognized by the participant upon the sale of shares acquired upon exercise of an incentive stock option.

        An individual to whom an option that is not an incentive stock option (a "non-qualified option") or a SAR is granted will not recognize income at the time of grant of such option or SAR. When such individual exercises such non-qualified option or SAR, the individual will recognize ordinary compensation income equal to the excess, if any, of the fair market value, as of the date of exercise, of the shares the individual receives, over the option exercise price or, in the case of a SAR, the fair market value of the shares or cash received upon exercise. The individuals tax basis of shares received upon exercise will be equal to the exercise price paid, in the case of an option, plus the amount includable in the individual's gross income resulting from exercise of the option or SAR. The individual's capital gains holding period for such shares will commence on the day after which the individual recognized taxable income in respect of such shares. Subject to applicable provisions of the Internal Revenue Code and regulations thereunder, the employer of such individual will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options or stock appreciation rights in an amount equal to the ordinary compensation income recognized by the individual. Any such compensation includable in the gross income of a participant in respect of a non-qualified option or SAR will be subject to applicable federal, state, local and foreign income and employment taxes.

  Certain United States Federal Income Tax Consequences of Restricted Stock and Other Stock-Based Awards

        Generally, ISG receives a deduction and a participant recognizes taxable income equal to the fair market value of the restricted stock at the time or times that restrictions on shares awarded lapse, unless the participant elects to recognize the full fair market value of the restricted stock awarded as income immediately upon grant of the shares, by so electing not later than 30 days after the date of grant by ISG to the participant of a restricted stock award as permitted under Section 83(b) of the Internal Revenue Code (such an election, a "Section 83(b) election"). In the event the participant makes such an election, the participant is taxed at ordinary income tax rates, and ISG is entitled to a deduction for an equivalent amount at the same time. Upon disposition by a participant of any restricted shares following the lapse of any restrictions, any difference between the participant's tax basis in the shares (e.g., the amount of the ordinary income recognized, if any, by the participant upon either the making of the Section 83(b) election or upon the lapsing of the restrictions, as applicable) and the amount realized on the participant's disposition of shares is treated as short-term or long-term capital gain or loss. Upon a forfeiture of restricted stock as to which the participant filed a Section 83(b) election, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax. Whether or not a participant recognizes a short-term or long-term capital gain or loss depends upon whether the participant held our shares before disposition thereof for less than or more than one year after the earlier to occur of the date the participant made the Section 83(b) election or the lapsing of the restrictions on the relevant shares, as applicable, and whether or not the participant recognized a gain or loss upon such disposition.

        Regarding awards other than options, SARs and restricted stock, awards that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A of the Internal Revenue Code, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or property actually received. Thus, for example, if we grant an award of restricted stock units that has vested but which requires an additional period to elapse before cash or shares will be distributed under the vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and the individual's employer generally should become entitled to claim a tax deduction at that time.

  Limitations on ISG Tax Deductions

        As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap of Section 162(m) of the Internal Revenue Code, and therefore remains fully deductible by the company that pays it. Under the Plan, options and SARs, performance awards to employees the Compensation Committee expects to be named executive officers (other than the Chief Financial Officer) at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the Plan will be fully deductible under any or all circumstances. In addition, other awards under the Plan, such as non-performance-based restricted stock and RSUs, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m) exceed the $1 million deductibility cap in a given year, not be deductible by ISG as a result of Section 162(m) of the Internal Revenue Code. Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Internal Revenue Code.

        The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of awards under the Plan or their employers or to describe tax consequences based on particular circumstances and does not address the consequences of all possible forms of awards that may be granted under the Plan. It is based on United States federal income tax law and interpretational authorities as of the date of this proxy, which is subject to change at any time.

New Plan Benefits Under the Plan

        Future awards under the Plan will be granted in the discretion of the Compensation Committee. Except as described below, the type, number, recipients and other terms of such future awards cannot be determined at this time. Information regarding our recent practices with respect to stock-based compensation under current plans is presented in the "Compensation Discussion and Analysis," "Summary Compensation Table," "Grants of Plan-Based Awards Table" and "Outstanding Equity Awards at Fiscal Year-End Table" elsewhere in this Proxy Statement and in our financial statements for the fiscal year ended December 31, 2016 included in the Annual Report that accompanies this Proxy Statement.

        Our Compensation Committee has authorized grants of RSUs in June 2017 to executive officers under the Plan, subject to stockholder approval of the Amendment, with a dollar amount shown in the table below and the number of RSUs to be determined on the grant date, which will vest in four equal annual installments on each of the first four anniversaries of the grant date pursuant to the Plan:

New Plan Benefits Table
Amendment to the Amended and Restated 2007 Equity and Incentive Award Plan

Name and Position	Dollar Value of RSUs for June 2017
Michael P. Connors Chairman and Chief Executive Officer	$1,250,000
David E. Berger Executive Vice President and Chief Financial Officer	$250,000
R. James Cravens Executive Vice President and Chief Human Resources & Communications Officer	$150,000
Executive Group (3 in number)	$1,650,000
Non-Executive Director Group	—
Non-Executive Officer Employee Group	$1,425,000

        If stockholders decline to approve the Amendment, no additional shares will become available for awards under the Plan, and the RSUs described above would not be granted. However, awards could continue to be granted under the Plan, to the extent of available shares, but only until the expiration of the granting authority under the Plan on April 29, 2019.

Equity Compensation Plan Information Table

        The following table lists information regarding outstanding options and RSUs and shares reserved for future issuance under the Plan as of December 31, 2016, and the Amended and Restated 2007 Employee Stock Purchase Plan. ISG has not issued any shares of its common stock to employees as compensation under a plan that has not been approved by its stockholders.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares of Common Stock Remaining Available for Future Issuance under our Stock Option Plans (Excluding Shares Reflected in Column 1)(2)
Approved by Stockholders	3,754,236	$0.08	2,760,816
Not Approved by Stockholders	—	—	—

Total	3,754,236	$0.08	2,760,816

(1)
The weighted-average exercise price includes outstanding options and RSUs, treating RSUs as stock awards with an exercise price of zero. The weighted-average exercise price of only outstanding awards that have a positive exercise price (i.e., SARs) is $6.13.

(2)
Includes 865,874 shares available for future issuance under the Company's Amended and Restated 2007 Employee Stock Purchase Plan. Also includes 1,894,942 shares that were available for grant under the Plan as options and SARs and also for restricted stock, restricted stock units or other awards that could provide to the grantee an opportunity to earn the full value of an underlying share (in other words, such earning opportunity is not limited to the appreciation in value of our stock following the grant of the award).

Required Vote

        The affirmative vote of a majority of the votes cast by holders of shares of common stock present in person or by proxy at the meeting is required to approve the Amendment. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because they are not considered "votes cast" for voting purposes. If ISG stockholders decline to approve the Amendment, the Plan will remain in effect on its current terms, and ISG's ability to issue performance-based awards qualifying under Section 162(m) will be limited to the extent required by Section 162(m) regulations in order that an affirmative stockholder vote would have satisfied such regulations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
AMENDMENT TO THE AMENDED AND RESTATED 2007 EQUITY AND INCENTIVE AWARD PLAN

MANAGEMENT

        The following table sets forth certain information concerning each of our executive officers and directors:

Name	Age	Position
Michael P. Connors	61	Chairman of the Board and Chief Executive Officer
David E. Berger	60	Executive Vice President and Chief Financial Officer
R. James Cravens	53	Executive Vice President and Chief Human Resources & Communications Officer
Neil G. Budnick	63	Director
Gerald S. Hobbs	75	Director
Christine Putur	55	Director
Kalpana Raina	61	Director
Donald C. Waite III	75	Director

Management

        Michael P. Connors has served as our Chairman of the Board and Chief Executive Officer since our inception. Mr. Connors also served as our Secretary and Treasurer from the date of our inception until December 2006. Mr. Connors served as Chairman and CEO of VNU's Media Measurement and Information (MMI) Group from its creation in 2001 until his resignation in 2005. VNU is a leading global information and media company. Mr. Connors was instrumental in creating the MMI Group, which comprises VNU's media information, entertainment, software and internet businesses, including Nielsen Media Research, Nielsen Entertainment and NetRatings. In addition to leading the MMI Group, Mr. Connors served as chairman of VNU World Directories from 2003 to 2004, which included VNU's Yellow Pages and directory businesses operating in seven countries. Mr. Connors also served as a member of the VNU Executive Board. Prior to joining VNU, Mr. Connors was Vice Chairman of ACNielsen Corporation, one of the world's largest marketing information services companies, commencing November 1996. Prior to that, as Senior Vice President of The Dun & Bradstreet Corporation (D&B), Mr. Connors played a key role in the breakup of D&B into three separate, publicly traded companies, including ACNielsen. Mr. Connors currently serves as a director of both Eastman Chemical Company and Chubb, Ltd.

        David E. Berger has served as our Executive Vice President and Chief Financial Officer since October 2009. Prior to joining ISG, Mr. Berger was Senior Vice President, Corporate Controller and Investor Relations with The Nielsen Company where he spent more than eight years. Prior to joining Nielsen in 2001 he had been employed for almost ten years at Simon & Schuster and Viacom in varying senior management capacities leaving as Senior Vice President, Finance and Development. Prior to his tenure at Simon & Schuster/Viacom, Mr. Berger worked at American National Can Company where he was Chief Financial Officer of one of its largest divisions. Mr. Berger started his professional career with the public accounting firm of Touche Ross and Company. Mr. Berger is a graduate of the Wharton School of the University of Pennsylvania and earned his Masters of Business Administration from the University of Chicago.

        R. James Cravens has served as our Executive Vice President and Chief Human Resources and Communications Officer since January 2014. Previously, Mr. Cravens was most recently Executive Vice President, Global Human Resources of Vision Critical, a global software and services firm, where he spent almost two years. Prior to Vision Critical, Mr. Cravens was Senior Vice President, Human Resources North America with Synovate, a global research services firm, where he spent almost one year prior to its sale to Ipsos. Prior to Synovate, from 2004-2010, Mr. Cravens was Global Head of Human Resources and Corporate Communications with Kinetic Concepts, Inc., a medical technology firm. Mr. Cravens is a graduate of Kenyon College, the University of Chicago Law School and Stanford University's Inter-University Center for Advanced Japanese Language Studies in Yokohama, Japan.

Directors

        Neil G. Budnick has served as our Director since June 2011. Mr. Budnick is currently the Managing Director at Channel Rock Partners, a management consulting firm that provides business strategy and opportunity analysis, operations improvement and risk management for corporations. Until April 2007, Mr. Budnick was President of MBIA Insurance Corporation, a major financial services company. During his 23 years at MBIA, Mr. Budnick held increasingly important positions including: Vice Chairman; Chief Financial Officer; President, Public and Corporate Finance Division; and Senior Vice President, Head of Municipal and Structure Finance. Earlier in his career, Mr. Budnick was also Vice President of the Public Finance Department of Standard & Poor's Corporation. He is a Board Member and Chair of the Audit Committee of RHR International, a management firm that specializes in executive development. Following an appointment by the Governor of Connecticut in 2012, he served from 2012-2013 as Chairman of the Investment Advisory Council (IAC), the state body responsible for working with the State Treasurer in overseeing the investments of the Connecticut Retirement Plans and Trust Funds. Mr. Budnick holds a B.A. in Political Science from Boston College and an M.P.A. in Public Administration from the University of Colorado.

        Gerald S. Hobbs has served as our Director since January 2008. Mr. Hobbs is a managing director and an operating partner at BV Investments, LLC. Previously, Mr. Hobbs was the Chairman and CEO of VNU, Inc., now The Nielsen Company, and Vice-Chairman of the Executive Board of VNU N.V. until his retirement in April 2003. Mr. Hobbs has served as Chairman, and Director of the American Business Media, BPA International and the Advertising Council, Inc. He recently retired from The Nielsen Company and BNA, Inc. boards of directors. He was a member of the Audit Committee at both companies.

        Christine Putur has served as our Director since March 2014. Ms. Putur is the Chief Information Officer of Coach, Inc., a leading New York design house of modern luxury accessories. Previously, Ms. Putur was a senior executive for Staples, Inc., a leading office supply retailer. She joined Staples in 1999 and held a variety of leadership positions, most recently as the Senior Vice President and Chief Information Officer. Prior to that, she worked at Digital Equipment Corporation, a vendor of computer systems, for 15 years and participated in its merger with Compaq Computer Corporation, a developer and seller of computers and related products and services. Ms. Putur holds a B.A. in Administrative Science and Math from Colby College and a M.S. in Management Information Systems from the Boston University Graduate School of Management.

        Kalpana Raina has served as our Director since August 2009. Ms. Raina is the managing partner of 252 Solutions, LLC, an advisory firm that specializes in strategic development and implementation. Previously, Ms. Raina was a senior executive with The Bank of New York, a global financial services company. She joined the Bank in 1989 and held a variety of leadership positions, most recently Executive Vice President and Head of European Country Management and Corporate Banking. Prior to that, she served in Mumbai, India as the bank's Executive Vice President, International. During her eighteen-year career with the bank she had responsibility for clients in the Media, Telecommunications, Healthcare, Retailing, Hotels and Leisure and Financial services industries in Asia, Europe, and the United States. Ms. Raina also is a director of John Wiley & Son (NYSE: JWa and JWb), where she is a member of the Audit Committee, and Yellow Pages Limited (TSX: YLO). Until October 2013, Ms. Raina was also a director of RealNetworks (NASDAQ: RNWK), where she served on the Audit Committee and the Nominating and Corporate Governance Committee. She is a member of Women Corporate Directors and The National Association of Corporate Directors and a past member of The U.S.-India Business Council.

        Donald C. Waite III has served as our Director since January 2008. Mr. Waite is an adjunct professor at Columbia Graduate School of Business. Mr. Waite retired from McKinsey & Company, the international management consulting firm, in February 2002 after 36 years of service. From 1996 to 2002, he was one of three members of the Firm's Office of the Managing Director, and Chairman of the Firm's Investment Committee and Compensation Committee. Mr. Waite is a Director Emeritus of McKinsey & Company and sits on the McKinsey Investment Committee. Mr. Waite sits on the Board of Overseers of the Columbia Graduate School of Business and serves on the Board of Directors of The Guardian Life Insurance Company of America, where he is a member of the Human Resources & Governance Committee and Products & Distribution Committee. Also, in the prior five years, Mr. Waite served as a member of the Board of Directors of Presstek, Inc.

 EXECUTIVE COMPENSATION

Background

        This discussion addresses compensation as it relates to ISG's three named executive officers for the fiscal year ending December 31, 2016: Michael P. Connors, Chairman and Chief Executive Officer; David E. Berger, Executive Vice President and Chief Financial Officer; and R. James Cravens, Executive Vice President and Chief Human Resources & Communications Officer (the "Named Executive Officers").

Oversight of Compensation

        The Compensation Committee is responsible for overseeing the compensation and employee benefit plans and practices of the Company. The Compensation Committee is comprised entirely of independent directors. The Compensation Committee approves all executive compensation arrangements. The Compensation Committee charter sets forth the purpose of and other matters pertaining to the Compensation Committee. See pages 7 to 8 for further details regarding the duties and responsibilities of the Compensation Committee.

Use of Third Party Advisors

        Pursuant to its charter, the Compensation Committee has the authority to retain, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee has retained the firm of Steven Hall & Partners ("SH&P") as its independent compensation consultant to report and advise on matters related to executive and director compensation and related corporate governance concerns. The Compensation Committee has assessed the independence of SH&P pursuant to the SEC's and NASDAQ's rules and concluded that the work SH&P has performed does not raise any conflict of interest.

        SH&P was engaged by and reports directly to the Compensation Committee. The Compensation Committee is responsible for approving payments to the consultant, and the Compensation Committee is solely responsible for engagement and termination of the consultant. While conducting assignments, the Compensation Committee anticipates that SH&P will interact with the Company's management when appropriate to gather internal perspectives and relevant company and compensation data. In addition, SH&P may seek feedback from the Compensation Committee Chairman, other members of the Compensation Committee or the Board of Directors, or the Chairman of the Board of Directors in developing recommendations for the Compensation Committee's consideration.

        The Compensation Committee calls upon SH&P, as appropriate, to attend Compensation Committee meetings, meet with the Compensation Committee without management present and provide third-party data, advice and expertise on proposed executive compensation levels, programs and plan designs and implementation, and on other matters within the scope of the Compensation Committee's responsibilities. The Compensation Committee may also ask SH&P to review and provide advice relating to proposals prepared by management, including evaluating the consistency of such proposals with the Compensation Committee's compensation philosophy and in comparison to programs at other companies, to provide information and advice regarding compensation of our non-employee directors, and to review disclosures relating to executive and director compensation.

        SH&P provides only consulting services relating to executive and director compensation to us, and does not provide other services such as employee benefits administration or actuarial services. SH&P interacts from time to time with members of our management team in carrying out its assignments.

Role of Management in Compensation Decisions

        In determining compensation for the executive officers, the Compensation Committee may consult with the Company's executive officers at various times during the year to provide the Compensation Committee with information with which the Compensation Committee performs its own assessment of the individual performance of each executive officer. The Compensation Committee may also request input from the Chief Executive Officer, other members of the Board and the other committees of the Board as part of the Compensation Committee's evaluation of the executive officers and other key Company employees and their achievement of performance objectives. At the Compensation Committee's request, the Chief Executive Officer will review and discuss the performance and compensation of the Company's other Named Executive Officers. Executive officers, including the Chief Executive Officer, are not present for the discussions or discretionary decisions regarding their own compensation. The Compensation Committee is assisted in the administration of its decisions by the Company's Chief Human Resources Officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company's executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of 2016 Performance

        ISG made great progress in 2016 in implementing its growth strategy, and improved in a number of areas over 2015. Highlights include:

  •
  Revenues for 2016 of $216.5 million, up 4% from 2015 adjusted to eliminate the effects of changes in foreign currency exchange rates.

  •
  Increased number of clients by 36% versus 2015.

  •
  Adjusted EBITDA of $19.9 million, down 12% from 2015 due to softness in the UK.

  •
  Acquired Alsbridge Holdings, Inc. ("Alsbridge") in a transformational combination adding network carrier services, robotic process automation and incremental sourcing advisory capabilities.

  •
  Expanded our organizational change management capabilities with the acquisition of TracePoint Consulting LLC.

  •
  Expanded our research capabilities with the acquisition of the Experton Group AG.

  •
  Repurchased $11.6 million of ISG stock during 2016, including $9.3 million pursuant to a modified "Dutch" auction.

  •
  Retired $3.2 million of convertible debt in 2016.

  •
  Added a $12 million equity investment in ISG to support working capital and general corporate purposes.

  •
  Amended our credit agreement to support the Alsbridge acquisition and extending the maturity to December 2021.

        Adjusted EBITDA and certain other items above are non-GAAP financial measures. We further explain how these financial measures are determined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the heading "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations: Non-GAAP Financial Measures."

        The Compensation Committee recognized that our positive results achieved in 2016 were the result of management's effective execution of our business strategy. The Compensation Committee's determinations regarding compensation of our Named Executive Officers for 2016 reflected this view. Management executed well on our long-term growth strategy including increasing our recurring revenue streams; expanding our market developing leadership in digital advisory services; and by identifying and completing key acquisitions including the transformational Alsbridge combination, and based on those accomplishments we paid separate transaction bonuses. The Compensation Committee believes that our executive compensation program contributed to the good results achieved by management in 2016, and the resulting compensation to our senior management team was appropriate in light of ISG's operational performance.

Objectives and Philosophies

        It is the Company's intent that its executive compensation programs achieve three fundamental objectives: (1) attract, motivate, retain and reward qualified executives; (2) hold executives accountable for performance; and (3) align executives' interests with the interests of our stockholders. In structuring the Company's executive compensation programs, we intend to be guided by the following basic philosophies:

  •
  Competition.  The Company should provide competitive compensation opportunities so that it can attract, motivate and retain executives qualified to lead and grow the Company.

  •
  Pay for Performance.  A substantial portion of compensation should be tied to achievement of Company and individual performance goals based on the Company's annual objectives and long-term business strategy. The Company's intention is to reward management for achieving a long-term strategic plan through sustained profitability and long-term growth. Such incentives should be appropriate to our Company's business mission and not encourage Named Executive Officers or other employees to expose the Company to risk that could have a material adverse effect on the Company.

  •
  Alignment with Stockholder Interests.  A substantial portion of compensation should be contingent on the creation of stockholder value. As an executive officer's level of responsibility increases, a greater portion of the officer's total compensation should be dependent on the Company's performance and stockholder returns. In order to further its commitment to aligning executives with stockholder interests, the Company adopted share ownership guidelines effective January 1, 2014 that are described in detail below.

Elements of Compensation

        As described in more detail below, the material elements of our executive compensation program include a mix of the following, at the discretion of the Compensation Committee: base salary, an annual cash incentive opportunity and an equity component. We believe that these elements of our executive compensation program are critical in helping us achieve our business objectives.

  •
  Fixed Compensation.  Base salary is the element of our current executive compensation program where its value in any given year is generally not variable. Base salaries are paid on a current basis.

  •
  Variable Incentive Compensation.  We anticipate that any annual incentive awards or the realization of compensation from equity awarded in any given year will depend on the performance of the individual and the performance of the Company. Annual incentive awards generally are paid out based on achievement of one-year performance goals, although we retain discretion to pay these out in the form of equity awards that require further service as a vesting condition. Long-term incentives generally are made in the form of equity awards, with vesting terms that promote retention and long-term service to the Company as well as performance. We believe that the proper balance of longer-term and short-term elements will focus our executives on achievement of annual objectives and fulfillment of our strategy to create long-term value for our stockholders.

        These compensation elements are intended to create a total compensation package for each executive that we believe will achieve the Company's objectives and provide fair and competitive opportunities. We evaluate competitiveness based on data provided by SH&P with respect to market compensation practices as further described below.

Say-on-Pay Results

        The Compensation Committee considered the result of the 2016 advisory, non-binding say-on-pay vote in connection with the discharge of its responsibilities. A vast majority of our stockholders—approximately 99% of the votes cast—approved our fiscal 2015 compensation program as described in our proxy statement for the Annual Meeting held in April 2016. The Compensation Committee has reviewed the voting results and considered whether any adjustments were warranted based on these results and other feedback from stockholders and leading stockholder advisory firms. Our policy is to hold say-on-pay votes on an annual basis.

Use of Competitive Compensation Information in Setting 2016 Compensation

        In reviewing and establishing the 2016 compensation for the Named Executive Officers, the Compensation Committee referred to a variety of data provided by SH&P for background information and took into account other information regarding the individuals. For this purpose, the Committee has referenced a peer group of companies to compare the compensation of our Named Executive Officers with the level of compensation of executives in comparable positions at the peer companies.

        In considering which companies should be included in the Company's peer group, the Committee has considered a number of criteria, including the following:

  •
  Similar industry and business model;

  •
  Similar financial size as measured by revenues and market capitalization;

  •
  Complexity and scope of operations;

  •
  Competition for profits and talent; and

  •
  Other characteristics unique to ISG, which could include things like growth trajectory and corporate strategies.

        Based on the above, the Company considered compensation levels and practices from the following peer companies in establishing 2016 compensation: Advisory Board Co., Computer Task Group, Inc., comScore, Inc., CRA International, Inc., Exponent, Inc., Forrester Research, Inc. and Hackett Group, Inc. In reviewing our peer group going forward, we removed three companies, Computer Task Group, comScore, Inc., and Exponent, due to differences in business focus as compared to ISG, and we added one company, Perficient, which is similar to ISG in size and business. Additionally, the Company reviewed compensation programs of other consulting firms to ensure that its pay practices and programs are competitive with companies with whom we compete for profits and executive talent.

        The data provided by SH&P was used for general reference and for perspective on market compensation practices, and not to specifically benchmark Named Executive Officer compensation levels to any percentile or to within a range of percentiles derived from the background data. In this regard, the Committee reviewed information on salary, annual incentives and long-term incentive awards—referred to as total direct compensation—and additional information on other compensation. The Committee also reviewed information on ISG's performance as compared to the peer group, as a key factor in assessing reasonable compensation levels for 2016.

        Individual factors considered by the Compensation Committee in reviewing and establishing the 2016 base salaries and other compensation elements for the Named Executive Officers, included:

  •
  Mr. Connors:  (i) the experiences and capabilities that qualify Mr. Connors to hold comparable positions at significantly larger publicly held companies; (ii) Mr. Connors' salary and total compensation in prior positions; (iii) the current and anticipated future benefit to ISG from having a well-qualified Chief Executive Officer, which enables ISG to pursue its business strategy of acquiring, integrating and managing additional businesses under the leadership of an experienced manager who has achieved previous business success; (iv) the absence of any compensation for his services to ISG prior to July 2009; (v) the absence of certain standard elements of compensation customarily provided to executive officers in comparable positions at other companies; and (vi) Mr. Connors' performance in his role as Chief Executive Officer to date.

  •
  Mr. Berger:  (i) a competitive base salary in order to attract, retain and motivate our Chief Financial Officer; (ii) the experiences and capabilities of Mr. Berger which qualify him to hold a comparable position at a larger publicly held company; (iii) Mr. Berger's salary and total compensation in prior positions; and (iv) Mr. Berger's performance in his role as Chief Financial Officer to date.

  •
  Mr. Cravens:  (i) Mr. Cravens' responsibilities; (ii) Mr. Cravens' level of experience; (iii) Mr. Cravens' performance in his role to date; and (iv) equitable levels of salary in relation to compensation of other employees of the Company with high-level positions.

        In making its determinations, the Compensation Committee took into account the fact that ISG evaluated each Named Executive Officer's overall job performance as highly satisfactory. The Compensation Committee's decision on all elements of compensation represented an exercise of its judgment based on the considerations described above, without assigning a specific weighting to separate factors.

Base Salary

        Base salary is cash compensation that provides a fixed level of cash payments throughout the year that take into account job responsibilities, experience level, competencies and competitive market data. The Compensation Committee reviews and approves base salaries for executives, including Named Executive Officers, annually and in connection with promotions or other changes in responsibilities. The Compensation Committee considers market data, individual compensation history, pay in relation to other executives at the Company ("internal pay equity"), tax deductibility, individual job performance and future potential, as well as evaluations and recommendations by senior management in determining base salary. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate.

        Actual salaries earned by and paid to the Named Executive Officers in 2016 are reflected in the Salary column of the Summary Compensation Table on page 46. The following table reflects the annualized base salaries of our Named Executive Officers as in effect at December 31, 2016 and December 31, 2015.

Named Executive Officer	2016 Ending Base Salary ($)	2015 Ending Base Salary ($)
Michael P. Connors	$780,000	$780,000
David E. Berger	550,000	550,000
R. James Cravens	340,000	340,000

        Base Salaries paid in the full year for Messrs. Connors and Berger remained the same in 2016 as compared to 2015. Mr. Cravens' full year salary in 2016 was 1.1% higher than his 2015 salary. On December 13, 2016, the Compensation Committee approved an increase to Mr. Berger's base salary to $575,000 from $550,000, to be effective as of April 1, 2017. This was the first increase in Mr. Berger's base salary since joining in October 2009. At this time, the 2017 base salaries of Messrs. Connors and Cravens remain the same as in effect in 2016.

Annual Bonus and Incentive Awards

        Prior to 2014, each of the Named Executive Officers had a target, and in some instances a maximum, cash incentive opportunity expressed as a percentage of base salary. The Compensation Committee would then award the target bonuses, or greater or lesser amounts, to the Named Executive Officers depending upon the financial results of the Company, including achieving certain levels of operating results, and the executive's contribution to such results based on the Compensation Committee's assessment of the Company's profitable growth and strategic progress, as well as the executive's own performance.

        At the 2014 Annual Meeting, the Company's stockholders approved the Amended and Restated 2007 Equity and Incentive Award Plan (the "Plan") authorizing the grant of "incentive awards" by the Compensation Committee. These incentive awards provide the Named Executive Officers with the opportunity to earn specified cash amounts (i.e., the award is denominated in cash rather than in shares) by achievement of specific performance goals. Under the Plan, the Compensation Committee is permitted to specify that all or a portion of the cash amount earned or earnable under an incentive award could be converted to shares or an equity award at a specified date. By adding these incentive awards under the Plan, cash incentives, such as annual bonuses, can be qualified as "performance-based compensation" under Internal Revenue Section 162(m), which would enable the Company to claim tax deductions for compensation to certain senior executive officers without limitation under Section 162(m)'s $1 million deductibility cap (discussed further below under "Section 162(m) Policy").

        For 2016, the Compensation Committee authorized annual incentive awards to the Named Executive Officers under the Plan with target and maximum payout amounts. For such awards, the Compensation Committee specified that the Company must have achieved positive adjusted EBITDA as a requirement in order for any annual incentive award to be paid. Adjusted EBITDA, a non-GAAP financial metric, is defined as net income before net income attributable to noncontrolling interest, interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, tax indemnity receivable, interest on contingent consideration, gain on extinguishment of debt and bargain purchase gain). Achievement of this performance goal is intended to satisfy the requirements of Code Section 162(m), which should enable the Company to deduct up to the maximum authorized annual incentive amount for the named executive officer without limitation under Section 162(m). Target and maximum payout levels set forth in the table below were set by the Compensation Committee at levels meant to be competitive, based on survey and other information considered by the Committee.

        In addition to the requirement of positive adjusted EBITDA for 2016 imposed to preserve tax deductibility, the Compensation Committee based its award of 2016 bonuses for each Named Executive Office on the Committee's assessment of ISG performance and the executive's individual performance. In determining bonus payments for the Named Executive Officers for fiscal 2016, the Compensation Committee took into account the fact that ISG's results were favorable, their participation in the acquisitions and its assessment of each Named Executive Officer's contribution in achieving those results. The Compensation Committee believes that this structure, which allows the Committee to make subjective assessments of performance and payouts, is appropriate based on the rapid development of ISG as a comparatively young company operating in a dynamic international business environment.

        Based on the Company's performance and individual performance, the Compensation Committee approved annual incentive awards, payable solely as restricted stock units, as follows: (i) for Mr. Connors, 87% of his target amount, payable as a grant of restricted stock units on March 15, 2017 with a value on the grant date equal to $675,000, (ii) for Mr. Berger, 75% of his target amount, payable as a grant of restricted stock units on March 15, 2017 with a value on the grant date equal to $262,500 and (iii) for Mr. Cravens, 50% of this target amount, payable as a grant of restricted stock units on March 15, 2017 with a value on the grant date equal to $75,000. These equity awards are shown in the Summary Compensation Table as 2016 compensation, in the "Stock Awards" column.

        On December 1, 2016, the Company successfully closed its acquisition of Alsbridge. In recognition of the successful completion of this strategic milestone, and the significant additional efforts that were made by our Named Executive Offices and employees to effectively and timely complete the acquisition, the Compensation Committee approved $1,000,000 of one-time cash bonus payments to certain employees, including payments to the Named Executive Officers as set forth in the table below. These transaction bonuses are separate from the annual incentive program and were special one-time bonuses intended to recognize the extraordinary effort of our executive management in negotiating and completing the acquisition of Alsbridge. These transaction bonuses are shown in the Summary Compensation Table as 2016 compensation, in the "Bonus" column.

Name and Position	Maximum Dollar Value of Annual Incentive Earnable for 2016 ($)	Target Dollar Value of Annual Incentive Earnable for 2016 ($)	Actual Dollar Value of Annual Incentive Earned for 2016 ($)	Transaction Bonus ($)
Michael P. Connors Chairman and Chief Executive Officer	$1,560,000	$780,000	$675,000	$425,000
David E. Berger Executive Vice President and Chief Financial Officer	700,000	350,000	262,500	87,500
R. James Cravens Executive Vice President and Chief Human Resources & Communications Officer	300,000	150,000	75,000	25,000

Long-Term Equity Incentive Awards

        The Compensation Committee has the authority to grant stock options, restricted stock units and other equity awards under the Plan to executive officers, including the Named Executive Officers, and other key employees. The purpose of the Plan is to provide equity as a component of executive compensation to assure competitiveness of total compensation, to motivate executive officers and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period because, in most instances, the awards will be forfeited if the recipient voluntarily leaves the employ of the Company before the award vests.

        The Compensation Committee believes that the executives' long-term compensation should be directly linked to the Company's strategic progress and creation of stockholder value. At its discretion, the Compensation Committee periodically has made awards intended to create a meaningful stock incentive in light of the executive's current position with the Company, personal performance, potential impact and contributions to the growth of the enterprise, marketplace practice and the terms of any individual employment agreements. An additional key consideration in making these awards also is to promote retention of the grantee and long-term service to the Company. Similarly, the Compensation Committee uses long-term equity awards granted to new executives as a means to induce such persons to join the Company.

        On June 1, 2016, the Company granted 195,822 restricted stock units to Mr. Connors, 73,107 restricted stock units to Mr. Berger and 39,164 restricted stock units to Mr. Cravens. These restricted stock units will vest in four equal annual installments on the anniversaries of the grant date. The Compensation Committee granted the restricted stock units in order to enhance retention of the Named Executive Officers and provide a long-term incentive for advancing the Company's business strategy and creating stockholder value.

        As discussed above under "Annual Bonus and Incentive Awards," for fiscal 2016, the Compensation Committee approved bonuses payable solely in the form of restricted stock units. The restricted stock units granted on March 15, 2017 vest in full on the first anniversary of the grant date. Upon vesting, the restricted stock units will be settled in shares of common stock. The Compensation Committee determined to pay the annual incentive as restricted stock units in order to enhance retention of Named Executive Officers and provide greater alignment of executive officers with interests of stockholders.

Other Compensation

        The Company sponsors a tax-qualified 401(k) plan with a profit-sharing feature (the "Savings Plan"). The Savings Plan provides retirement benefits for participating employees. Participating employees can contribute a portion of their eligible salary on a pre-tax basis up to a maximum amount set by the Internal Revenue Code. For 2016, the maximum pre-tax contribution by an employee into the Savings Plan was $18,000, except for specified catch-up contributions permitted by participants who are age 50 or older. The Company provides a match of 50% of the first 6% that the employee contributes to the plan and subject to a cap of $7,950 in 2016. The Company's contributions to Named Executive Officers under the Savings Plan can be found in the All Other Compensation column of the Summary Compensation Table on page 46.

        The Company provides limited amounts of perquisites and other personal benefits to the Named Executive Officers from time to time, at levels intended to be reasonable and consistent with our overall compensation program. Perquisites and other personal benefits provided to the Named Executive Officers in 2016 are reflected in the All Other Compensation column of the Summary Compensation Table on page 46 and the corresponding footnotes. For 2016, the only significant perquisite was reimbursement to the CEO of expenses for spousal travel in connection with our annual corporate recognition event, including a tax gross-up relating to such reimbursement.

Severance and Other Benefits Upon Termination of Employment

        In determining whether to enter into an agreement with an executive officer that provides for severance payments if the executive officer is involuntarily terminated, the Compensation Committee considers the significance of the executive officer's position with the Company, its ability to attract and retain talent as a result of executive management changes and the amount of time it potentially would take the executive to locate another position. The Compensation Committee believes that offering severance commitments is necessary and appropriate in order to attract executives and retain them to provide long-term service to the Company.

        On December 16, 2011, Mr. Connors entered into the Connors Employment Agreement, which was amended subsequently on December 10, 2013 to extend the term until December 31, 2017, and further amended on December 13, 2016 to extend the term until December 31, 2021. Mr. Connors has been Chairman and Chief Executive Officer of the Company since the Company's inception. Prior to entering into the Connors Employment Agreement, Mr. Connors' employment with the Company was at-will. Mr. Connors' Change in Control Agreement with the Company as described below continues to apply pursuant to its terms. The terms of the Connors Employment Agreement relating to salary, bonus and benefits are described below under the caption "Employment Agreements and Employment

Letters." The Connors Employment Agreement also provides for severance and other compensation upon termination of Mr. Connors' employment in specified circumstances. Subject to Mr. Connors executing a release of claims agreement in favor of the Company, in the event Mr. Connors is terminated by the Company without "Cause" or resigns for "Good Reason" (each as defined in the Connors Employment Agreement), the Company will provide him with two times his then applicable base salary plus two times his annual target bonus, payable over the 24-month period following his termination (but the Company may, in its sole discretion, pay this amount in a single lump sum, to the extent permitted under Section 409A of the Internal Revenue Code). In addition, the Company will also provide Mr. Connors with a pro-rated annual bonus for the year in which he is terminated based on the Company's actual performance for such year. The pro-rated bonus will be payable at the time Mr. Connors' annual bonus would have otherwise been paid if his employment had not been terminated. If Mr. Connors is terminated without Cause or resigns for Good Reason at any time during the 24-month period following a Change in Control or within 60 days prior to a Change in Control, provided such termination is at the request of an acquirer or otherwise in anticipation of a Change in Control, Mr. Connors' severance payments will be governed by his Change in Control Agreement described below.

        In connection with the hiring of Mr. Berger in 2009, the Company entered into an agreement with him on October 5, 2009 (the "Berger Severance Agreement") that provides that, in the event of certain terminations of his employment, subject to Mr. Berger executing a release of claims agreement in favor of the Company, he will receive a lump sum severance payment in an amount equal to his then applicable base salary plus his target bonus for the applicable year. These severance obligations will be triggered if Mr. Berger is terminated by ISG without "Cause" or if Mr. Berger resigns for "Good Reason" (each as defined in the Berger Severance Agreement). If Mr. Berger is terminated without Cause or resigns for Good Reason at any time during the 24-month period following a Change in Control or within 60 days prior to a Change in Control, provided such termination is at the request of an acquirer or otherwise in anticipation of a Change in Control, Mr. Berger's severance payments will be governed by his Change in Control Agreement described below.

        The Compensation Committee believes that the provisions in the Connors Employment Agreement and Berger Severance Agreement governing termination and severance arrangements are consistent with ISG's compensation objectives to attract, motivate and retain highly talented executive officers in a competitive environment.

Change in Control Arrangements

        To preserve morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control, the Company entered into Change in Control Agreements with Messrs. Connors and Berger on January 7, 2011, which became effective immediately (collectively, the "Change in Control Agreements"). In addition, in connection with the hiring of Mr. Cravens, the Company entered into a Change in Control Agreement with him, which became effective on January 15, 2014. The Change in Control Agreements are intended to align executive and stockholder interests by enabling each Named Executive Officer to consider corporate transactions that are in the best interests of the Company, its stockholders and other constituents without undue concern over whether the transactions may jeopardize the Named Executive Officer's own employment.

        The Change in Control Agreements provide for an initial term of two years from the effective date, but this term is automatically extended for successive one-year terms unless a notice of non-renewal is given at least one year before the then scheduled expiration of the term. These agreements provide for a lump sum severance payment as a result of a termination of employment by the Company without "Cause" or by the executive for "Good Reason" (each as defined in the applicable Change in Control Agreement) during the two-year period following a Change in Control (as defined in the applicable Change in Control Agreement), plus protection for pre-change in control terminations that occur in the 60 days prior to a Change in Control at the request of an acquirer or otherwise in anticipation of a Change in Control. The severance payment for each Named Executive Officer is equal to the sum of: (i) a lump-sum cash payment equal to a multiple of two (for Mr. Connors) or one (for Messrs. Berger and Cravens) times the sum of the Named Executive Officer's then current base salary plus the greater of the annual target bonus for the year in which notice of termination is given or the year in which the Change in Control occurs; (ii) a lump-sum cash payment of (a) any accrued but unpaid base salary, (b) any unpaid bonus for the year prior to the year of termination that would have been paid if the executive had remained employed through the determination date of such bonus, (c) a pro rata portion of the target bonus for the year of termination, and (d) any accrued vacation pay; and (iii) a cash payment equal to the cost, on an after-tax basis, of continuation coverage for medical, dental and vision plans during the applicable COBRA continuation coverage period, less the portion of such cost the Named Executive Officer would have been required to contribute had he remained employed with the Company. Based in part upon information provided by SH&P, the Compensation Committee believes that the benefits and terms under the Change in Control Agreements are appropriate.

        Pursuant to the terms of the Plan, the Compensation Committee has broad discretion to determine the treatment of equity awards in the event of a Change in Control as follows: (i) if determined by the Compensation Committee and specified in the applicable award agreement or otherwise, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse and/or performance restrictions will automatically be deemed exercisable or otherwise vested or no longer subject to lapse and/or performance restrictions, as the case may be, immediately prior to such change in control and (ii) the Compensation Committee may, but will not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, (B) cancel such awards for fair market value (as determined in the sole discretion of the compensation committee) which, in the case of options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the change in control transaction to holders of the same number of shares subject to such options or stock appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such options or stock appreciation rights) over the aggregate exercise price of such options or stock appreciation rights, (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder as determined by the compensation committee in its sole discretion or (D) provide that for a period of at least ten business days prior to the change in control, such options or stock appreciation rights will be exercisable as to all shares subject thereto and that, upon the occurrence of the change in control, such options or stock appreciation rights will terminate and be of no further force and effect.

Employment Agreements and Employment Letters

        As discussed above, on December 16, 2011, Mr. Connors entered into the Connors Employment Agreement with the Company, as amended on December 10, 2013 to extend the term until December 31, 2017, and further amended on December 13, 2016 to extend the term until December 31, 2021 ("Amendment No.2"). The Connors Employment Agreement provides for a base salary of $700,000 per year (the Compensation Committee raised this to $780,000 in 2014) and a target bonus opportunity between 100% and 200% of base salary (the Compensation Committee raised this to 150% of base salary for 2017 and thereafter), and provides that Mr. Connors is eligible to receive equity grants from the Company. In addition, in consideration for Amendment No. 2, the Compensation Committee agreed to (i) grant to Mr. Connors on June 1, 2017 $500,000 face value of restricted stock units, which will vest in three equal annual installments on each of the first three anniversaries of the grant date pursuant to the Plan and (ii) pay a cash payment of $300,000 on December 31, 2017, provided Mr. Connors is employed by ISG on that date and ISG meets or exceeds certain cost synergy targets by December 31, 2017. The other compensation provided under the

Connors Employment Agreement is discussed above. In connection with a grant of restricted stock units in January 2011, Mr. Connors executed the Company's form of restrictive covenant agreement (the "Restrictive Covenant Agreement") requiring him not to disclose confidential information of the Company at any time, and for the period during which he is employed by the Company and the 24-month period thereafter, not to compete with us, not to interfere with our business, and not to solicit nor hire our employees or customers. The Compensation Committee believes that entering into the Connors Employment Agreement and the related commitments was advisable and appropriate in order for ISG to induce Mr. Connors to remain Chief Executive Officer and to encourage his long-term service to the Company.

        Pursuant to the Berger Employment Letter, Mr. Berger receives an annual base salary of $550,000 and is eligible to receive equity grants and discretionary bonuses from the Company. In connection with a grant of restricted stock units in January 2011, Mr. Berger entered into the Restrictive Covenant Agreement with the Company. On December 13, 2016, the Compensation Committee approved an increase to Mr. Berger's base salary to $575,000 from $550,000 effective as of April 1, 2017. The Compensation Committee believes that entering into the Berger Employment Letter and the related commitments was advisable and appropriate in order for ISG to induce Mr. Berger to become an executive officer and to encourage his long-term service to the Company.

        Pursuant to the Cravens Employment Letter, Mr. Cravens commenced his employment with the Company on January 15, 2014 and received a base salary of $325,000, had a target bonus opportunity equal to $150,000 for 2014 and is eligible to receive equity grants from the Company. In connection with a grant of restricted stock units in February 2014, Mr. Cravens entered into the Restrictive Covenant Agreement with the Company. On December 15, 2014, the Compensation Committee approved an increase to Mr. Cravens' base salary to $340,000 from $325,000 effective as of April 1, 2015. The Compensation Committee believes that entering into the Cravens Employment Letter and the related commitments was advisable and appropriate in order for ISG to induce Mr. Cravens to become an executive officer and to encourage his long-term service to the Company.

Stock Ownership Guidelines

        The Company has instituted stock ownership guidelines effective January 1, 2014 for all of its directors and executive officers to better align their own financial interests with the interests of the Company's stockholders. Non-employee directors are expected to hold an amount of stock equal to five times their annual cash retainer. The Chairman and Chief Executive Officer is expected to hold an amount of stock equal to six times his annual base salary. The other Named Executive Officers are expected to hold an amount of stock equal to three times their annual base salary, and other key employees of the Company are expected to hold an amount of stock equal to two times their annual base salary. Directors and executive officers are required to achieve the applicable stock ownership threshold within five years of becoming subject to the guidelines. All shares and share equivalents, including unvested restricted stock, unvested restricted stock units and shares held, are considered in determining compliance with this requirement. Stock options are not considered, but shares acquired upon stock option exercises count towards the satisfaction of share ownership guidelines. The Compensation Committee reviews compliance with the guidelines on an annual basis, and has the discretion to suspend, reevaluate and revise the guidelines from time to time. All Directors and Named Executive Officers, with the exception of one Named Executive Officer who is within the permitted phase-in period, are in compliance with the stock ownership guidelines as of March 14, 2017.

Insider Trading Policy; Anti-Hedging Policy

        Our insider trading policy permits directors, Named Executive Officers and other key employees to trade our securities only during limited window periods following earnings releases and only after they have pre-cleared transactions with the Chief Financial Officer, but, in no event, while in possession of material, non-public information. The insider trading policy also prohibits directors, Named Executive Officers and other key employees from buying or selling puts, calls, options or similar derivative securities based on the value of ISG securities, including for hedging purposes.

Section 162(m) Policy

        Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation that is not considered to be performance-based. The Plan authorizes the Compensation Committee to grant awards of stock options, equity awards and incentive awards denominated in cash, including annual incentives, with performance goals that can qualify for tax deductibility without limitation under Section 162(m), although some forms of awards under the Plan do not qualify as performance-based. The Compensation Committee considers the anticipated tax treatment to the Company and our executive officers when determining executive compensation and establishing our compensation programs. In this regard, the Committee intends that annual incentives payable to Named Executive Officers covered by Section 162(m), including any portion paid out as restricted stock units, and restricted stock units not granted as annual incentive payouts will qualify as performance-based compensation that remains deductible by ISG without limitation under Section 162(m). However, there can be no assurance that the requirements for tax deductibility are met in all such cases, and some forms of compensation, such as base salary and discretionary bonuses without pre-set performance goals, cannot qualify as performance-based compensation.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

        Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to ISG's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        During 2016, Mr. Gerald S. Hobbs (Chairman), Mr. Neil G. Budnick, Ms. Christine Putur, Ms. Kalpana Raina and Mr. Donald C. Waite III served as members of the Compensation Committee..

        The foregoing report is provided by the following directors, who constitute the Committee:

THE COMPENSATION COMMITTEE Mr. Gerald S. Hobbs (Chairman) Mr. Neil G. Budnick Ms. Christine Putur Ms. Kalpana Raina Mr. Donald C. Waite III

 SUMMARY COMPENSATION TABLE

        The "Summary Compensation Table" below quantifies the value of the different forms of compensation earned by or awarded to our three Named Executive Officers in 2016, 2015 and 2014. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, annual incentive awards and stock awards, as further described in the footnotes to the table identified therein.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Michael P. Connors	2016	$780,000	$425,000	$1,425,000	—	20,315	(5)	$2,650,315
Chairman and Chief	2015	780,000	—	1,374,002	156,000	28,411		2,338,413
Executive Officer	2014	733,333	—	2,129,999	200,000	29,941		3,093,273
David E. Berger	2016	550,000	87,500	542,500	—	7,950		1,187,950
Executive Vice President	2015	550,000	—	532,001	63,000	7,950		1,152,951
and Chief Financial Officer	2014	550,000	—	395,000	150,000	8,312		1,103,312
R. James Cravens	2016	340,000	25,000	225,000	—	7,950		597,950
Executive Vice President	2015	336,250	—	205,000	20,000	30,461		591,711
Chief Human Resources &	2014	312,708	—	480,000	25,000	32,800		850,508
Communications Officer

(1)
The amount shown reflects transaction bonuses for Messrs. Connors, Berger and Cravens paid in connection with the Company's acquisition of Alsbridge.

(2)
Represents the aggregate grant date fair value of equity awards granted as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718") (without reduction for estimated forfeitures related to service-based vesting conditions). The fair value of the equity award is calculated based upon the closing price per share on the NASDAQ Global Market on the grant date. Further information regarding our equity compensation awards and their valuations can be found in Note 16 "Stock Based Compensation Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The amount shown for 2016 includes the value of restricted stock units granted on March 15, 2017 as the 2016 annual incentive bonus (not included in the Non-Equity Incentive Plan Compensation column) as follows: Mr. Connors, $675,000; Mr. Berger, $262,500; and Mr. Cravens, $75,000.

(3)
The amounts in the Non-Equity Incentive Plan Compensation column are cash annual incentive awards earned by the Named Executive Officers under the Plan. The awards require achievement of a pre-set performance goal as a condition to payment, with the outcome of the performance goal substantially uncertain at the time the goal is established. Therefore, these award payouts are reportable as "Non-Equity Incentive Plan Compensation" rather than as "Bonus." As discussed in the Compensation Discussion and Analysis above, the Compensation Committee retains substantial discretion in determining the award payout amount, if the pre-stablished performance goal is met. The annual incentive awards for 2016 were settled in grants of restricted stock units that are included in the Stock Awards column as described in note (2) above.

(4)
Pursuant to ISG's qualified defined contribution profit-sharing plan for U.S.-based employees, Messrs. Connors, Berger and Cravens each received an annual contribution of $7,950 for 2016 based on their cash compensation.

(5)
For 2016, All Other Compensation for Mr. Connors includes an amount for spousal travel in connection with our annual corporate recognition event of $6,331 and a related tax "gross-up" of $6,034.

 GRANT OF PLAN BASED AWARDS

        The following table summarizes each grant of an award made to the Named Executive Officers representing compensation for 2016.

Grants of Plan-Based Awards in 2016
			Estimated Future Payouts under Non-Equity Incentive Plan Award(1)					Grant Date Fair Value of Stock and Option Awards ($)(4)
		Date on which the Compensation Committee Took Action				All Other Stock Awards Number of Shares of Stock or Units
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Mr. Connors			$0	$780,000	$1,560,00
	6/1/2016	12/15/2015				195,822	(2)	$750,000
	3/15/2017	12/13/2016				214,286	(3)	675,000
Mr. Berger			0	350,000	700,000
	6/1/2016	12/15/2015				73,107	(2)	280,000
	3/15/2017	12/13/2016				83,333	(3)	262,500
Mr. Cravens			0	150,000	300,000
	6/1/2016	12/15/2015				39,164	(2)	150,000
	3/15/2017	12/13/2016				23,810	(3)	75,000

(1)
Reflects cash incentive award opportunities for 2016 under the Plan. We have elected to show the full potential cash annual incentive award amounts in these columns. However, the Compensation Committee determined, at December 13, 2016, that the annual incentive award to each Named Executive Officer would be settled by grant of restricted stock units, which caused such award to become subject to ASC Topic 718. Under SEC disclosure rules, the annual incentive awards settled in restricted stock units are reflected in this table and in the Summary Compensation Table as Stock Awards. Therefore, the restricted stock units granted on March 15, 2017 and the fair value thereof shown in the two right-hand columns of this table duplicate the potentially earnable cash amounts shown as "Target" or "Maximum" payouts in these columns. The annual incentive awards actually paid to Named Executive Officers for 2016 are reflected in the "Summary Compensation Table" on page 46, with the value of the restricted stock units shown in the "Stock Awards" column.

(2)
Grant of restricted stock units that vest in four equal annual installments on each of the first four anniversaries of the grant date.

(3)
Grant of restricted stock units that vest 100% upon the first anniversary of the grant date.

(4)
Represents the aggregate grant date fair value of equity awards granted as calculated pursuant to ASC Topic 718. See note (2) to the Summary Compensation Table above.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

        The following table summarizes the unvested restricted stock units outstanding as of December 31, 2016 for the Named Executive Officers.

Outstanding Equity Awards at 2016 Fiscal Year-End
	Stock Awards
Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Mr. Connors	1/2/2014	97,561	$355,122
	7/1/2014	77,963	283,785
	6/1/2015	146,485	533,205
	3/15/2016	167,292	608,943
	6/1/2016	195,822	712,792
Mr. Berger	7/1/2014	29,106	105,946
	6/1/2015	54,688	199,064
	3/15/2016	67,560	245,918
	6/1/2016	73,107	266,109
Mr. Cravens	2/3/2014	25,000	91,000
	6/1/2015	24,414	88,867
	3/15/2016	21,448	78,071
	6/1/2016	39,164	142,557

(1)
The vesting schedule for the number of restricted stock units shown in this column is as follows: (a) of the restricted stock units granted on January 2, 2014, one-half vested on January 2, 2017 and one-half vests on January 2, 2018; (b) of the restricted stock units granted on July 1, 2014, one-half vests on July 1, 2017 and one-half vests on July 1, 2018; and (c) of the restricted stock units granted on February 3, 2014, one-half vested on February 3, 2017 and one-half vests on February 3, 2018; (d) of the restricted stock units granted on June 1, 2015, one-third vests on June 1, 2017, one-third vests on June 1, 2018 and one-third vests on June 1, 2019; and (e) of the restricted stock units granted March 15, 2016, the award vests 100% on March 15, 2017. For the restricted stock units granted June 1, 2016, the vesting schedule is set forth in the notes to the "Grant of Plan Based Awards Table" above.

(2)
The market value is based on the closing price per share of the Company's common stock on December 30, 2016 of $3.64 per share, multiplied by the number of shares or units.

STOCK VESTED DURING 2016

        The following table sets forth the actual value realized by the Named Executive Officers upon the vesting of restricted stock units in 2016.

Restricted Stock Units Vested in 2016
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Connors	287,238	$1,067,175
Mr. Berger	62,652	234,910
Mr. Cravens	40,119	150,498

(1)
Value realized on vesting is based on the fair market value of the shares subject to the vested restricted stock units at the time of vesting. The fair market value is based on the closing price per share of the Company's common stock on the date of vesting, multiplied by the number of shares acquired on vesting.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Pursuant to the Connors Employment Agreement, if at December 31, 2016, ISG had terminated Mr. Connors' employment without Cause or he had terminated his employment for Good Reason, ISG would have been obligated to pay him a severance amount equal to $3,120,000, in addition to payment of his annual incentive for the year, the amount of which was paid in the form of a grant of RSUs and included in the amount in the Stock Awards column in the Summary Compensation Table. For further details, please see the Compensation Discussion and Analysis section of this proxy statement.

        Pursuant to the Berger Severance Agreement, if at December 31, 2016, ISG had terminated Mr. Berger's employment without Cause or he had terminated his employment for Good Reason, ISG would have been obligated to pay him a severance amount equal to $900,000. For further details, please see the Compensation Discussion and Analysis section of this proxy statement.

        Pursuant to the Change in Control Agreements, if at December 31, 2016, a Change in Control occurred and ISG had terminated the employment of a Named Executive Officer without Cause or the Named Executive Officer terminated employment for Good Reason (a "CiC Termination"), ISG would have been obligated to pay Messrs. Connors, Berger and Cravens amounts equal to $3,120,000, $900,000 and $490,000, respectively (these payments would have been in lieu of severance amounts payable as described above for certain terminations not relating to a Change in Control). Such agreements provide also for a payment of the target annual incentive for the fiscal year. In the event of a CiC Termination at December 31, 2016, in addition to the amount of the annual incentive for 2016 paid in the form of a grant of RSUs and included in the amount in the Stock Awards column in the Summary Compensation Table, ISG would have been obligated to pay Messrs. Connors, Berger and Cravens amounts equal to $105,000, $87,500 and $75,000, respectively (i.e., the difference between the amount for 2016 paid in the form of a grant of RSUs and the target annual incentive). The amounts payable under the Change in Control Agreements would be subject to reduction if aggregate payments to the executive in connection with the Change in Control would trigger a golden parachute excise tax on the executive and the effect of a reduction would be to provide a greater after-tax benefit to the executive. No gross-up for golden parachute excise taxes is payable by ISG. For further details, please see the Compensation Discussion and Analysis section of this proxy statement.

        As described under "Compensation Discussion and Analysis—Change in Control Arrangements" above, pursuant to the terms of the Plan, in the event of a change in control, the Compensation Committee may accelerate the vesting of outstanding RSUs and other equity awards then held by participants.

 DIRECTOR COMPENSATION

        The compensation for ISG's non-employee directors is determined by the Board of Directors. The objectives of the compensation program are to attract and retain highly qualified directors, and to compensate them in a manner that aligns their interests with those of our stockholders. The following table presents information regarding compensation for our non-employee directors during 2016. Our non-employee directors received no other compensation for their services. Our non-employee director compensation program for 2016 consisted of an annual cash retainer of $40,000 and a grant of restricted stock units ("RSUs") with a fixed dollar value of $110,000 based on the fair market value of ISG common stock on the grant date, for service on the Board of Directors for the fiscal year ending on December 31, 2017. On December 13, 2016, 28,646 RSUs were granted to each non-employee director. The RSUs vest over a three-year period subject to accelerated vesting in the event of a change in control or the death or disability of the non-employee director. On December 13, 2016, the Board of Directors increased the annual cash retainer from $40,000 to $55,000 effective January 1, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Neil G. Budnick	$40,000	$110,000	$—	$150,000
Gerald S. Hobbs	40,000	110,000	—	150,000
Christine Putur	40,000	110,000	—	150,000
Kalpana Raina	40,000	110,000	—	150,000
Donald C. Waite III	40,000	110,000	—	150,000

(1)
These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718) (excluding estimates of forfeitures related to service-based vesting conditions). The fair value of the equity award is calculated based upon the closing price per share on the NASDAQ Global Market on December 13, 2016, the date of grant.

As of December 31, 2016, our non-employee directors had outstanding the following unvested restricted stock units:

Name	Unvested Restricted Stock Units (#)
Neil G. Budnick	59,154
Gerald S. Hobbs	59,154
Christine Putur	74,710
Kalpana Raina	59,154
Donald C. Waite III	59,154

        Messrs. Budnick, Hobbs and Waite and Ms. Putur and Ms. Raina were each awarded 27,569 restricted stock units on December 15, 2014, which vested/will vest in three equal installments on each of the first, second and third anniversaries of December 15, 2014. Messrs. Budnick, Hobbs and Waite and Ms. Putur and Ms. Raina were each awarded 31,977 restricted stock units on December 15, 2015, which vested/will vest in three equal installments on each of the first, second and third anniversaries of December 15, 2015. As discussed above, Messrs. Budnick, Hobbs and Waite and Ms. Putur and Ms. Raina were each awarded 28,646 restricted stock units on December 13, 2016, which vest in three equal installments on each of the first, second and third anniversaries of December 13, 2016. Ms. Putur holds 15,556 restricted stock units, the remaining tranche scheduled to vest March 19, 2017, of a grant of 46,667 restricted stock units on March 19, 2014.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth information regarding the beneficial ownership of ISG common stock as of March 14, 2017 by:

  •
  each person known by ISG to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of ISG's Named Executive Officers and directors; and

  •
  all of ISG's executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned, subject to applicable community property laws. As of March 14, 2017, 42,272,853 shares of our common stock were issued and outstanding. The number of shares reported as beneficially owned is as of March 14, 2017, unless otherwise indicated. Percentages are calculated based on the number of shares outstanding at March 14, 2017.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (#)	Approximate Percentage of Outstanding Common Stock (%)
Stockholders Beneficially Owning More Than 5%.
Chevrillon & Associés(2)	5,687,495	13.5%
LLR Equity Partners(3)	2,408,291	5.7%
Directors and Executive Officers
Michael P. Connors(4)(5)	3,547,786	8.4%
David E. Berger(6)	369,248	*
R. James Cravens(7)	102,071	*
Neil G. Budnick(5)(8)	189,038	*
Gerald S. Hobbs(5)(8)	283,482	*
Christine Putur(5)(8)	75,705	*
Kalpana Raina(5)(8)	231,038	*
Donald C. Waite III(5)(8)	283,482	*
All directors and executive officers as a group (8 individuals)	5,081,850	12.0%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the individuals is c/o Information Services Group, Inc., Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901.

(2)
Chevrillon & Associés ("Chevrillon") filed a Schedule 13G Amendment on December 6, 2016, reporting beneficial ownership, as of December 1, 2016, of the number of shares reflected in the table. The business address of Chevrillon is 4/6 Rond Point des Champs Elysées, Paris, France 75008.

(3)
LLR Equity Partners III, L.P. ("LLREP") and LLR Equity Partners Parallel III, L.P. (together, "LLR") filed a Schedule 13G on December 20, 2016, reporting beneficial ownership, as of December 1, 2016, of the number of shares reflected in the table, of which LLREP was the beneficial owner of 2,306,418 shares. The business address of LLR is 2929 Arch Street, Cira Centre, Philadelphia, PA 19104.

(4)
Mr. Connors serves as Chairman of the Board and Chief Executive Officer. Shares beneficially owned include shares issuable in settlement of 167,292 restricted stock units that are scheduled to be settled within 60 days of March 14, 2017 and exclude shares issuable in settlement of 469,050 restricted stock units which do not vest within 60 days after March 14, 2017.

(5)
Each of these individuals is a director.

(6)
Mr. Berger serves as Executive Vice President and Chief Financial Officer. Shares beneficially owned include shares issuable in settlement of 67,560 restricted stock units that are scheduled to be settled within 60 days of March 14, 2017 and exclude shares issuable in settlement of 156,901 restricted stock units that do not vest within 60 days after March 14, 2017.

(7)
Mr. Cravens serves as Executive Vice President and Chief Human Resources & Communications Officer. Shares beneficially owned include shares issuable in settlement of 21,448 restricted stock units that are scheduled to be settled within 60 days of March 14, 2017 and exclude shares issuable in settlement of 76,078 restricted stock units that do not vest within 60 days after March 14, 2017.

(8)
Shares beneficially owned include, for Ms. Putur, shares issuable in settlement of 15,556 restricted stock units that are scheduled to be settled within 60 days of March 14, 2017 and, for each of Messrs. Budnick, Hobbs, Waite and Mmes. Putur and Raina, exclude shares issuable in settlement of 59,154 restricted stock units that do not vest within 60 days after March 14, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Securities Exchange Act of 1934, ISG's directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC. Specific due dates for those reports have been established, and ISG is required to report herein any failure to file such reports by those due dates. Based on ISG's review of Forms 3, 4 and 5 filed by such persons and representations of directors and officers provided to ISG, it believes that during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        Any stockholder desiring to submit a proposal to be presented for consideration in our 2018 Proxy Statement must submit such proposal, including proposals with respect to recommending director candidates, to us no later than the close of business on November 17, 2017. Under Rule 14a-8 of the Exchange Act, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $2,000 in market value of the common stock and to have held such stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

        In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2018 Annual Meeting must give timely written notice to our Chief Financial Officer at the address set forth below. A nomination or proposal for the 2018 Annual Meeting will be considered timely if it is received no earlier than November 28, 2017 and no later than January 27, 2018. If the date of the 2018 Annual Meeting is advanced by more than 30 days or is delayed by more than 70 days from April 27, 2018, then to be timely, the nomination or proposal must be received by the Company no later than the close of business on the 15th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company's Bylaws. We will not entertain any proposals or nominations at the 2018 Annual Meeting that do not meet the requirements set forth in our Bylaws. Our Bylaws have been filed with the SEC and you may obtain a copy of the Bylaws as filed with the SEC free of charge from our website at www.isg-one.com/investors. To make a submission or to request a copy of our Bylaws, stockholders should contact our Chief Financial Officer at c/o Information Services Group, Inc., Two Stamford Plaza, 281 Tresser Boulevard, Stamford CT 06901.

 TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2017 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Michael P. Connors Chairman of the Board and Chief Executive Officer

March 17, 2017

Appendix A

AMENDED AND RESTATED
INFORMATION SERVICES GROUP, INC.
2007 EQUITY AND INCENTIVE AWARD PLAN
(as amended by the 2017 amendment)

1.     Purpose of the Plan

        The purpose of the Plan is to aid Information Services Group, Inc., a Delaware corporation ("ISG"), and its Affiliates in recruiting and retaining key employees, directors or other independent contractors and to motivate such employees, directors or other service providers to exert their best efforts on behalf of ISG and its Affiliates by providing incentives through the granting of Awards. ISG expects that it will benefit from the added interest which such key employees, directors or independent contractors will have in the welfare of ISG as a result of their proprietary interest in ISG's success.

2.     Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

        (a)    Act:    The Securities Exchange Act of 1934, as amended, or any successor thereto.

        (b)    Affiliate:    With respect to ISG, any entity directly or indirectly controlling, controlled by, or under common control with, ISG or any other entity designated by the Board in which ISG or an Affiliate has an interest.

        (c)    Award:    An Option, Stock Appreciation Right, Other Stock-Based Award or Incentive Award granted pursuant to the Plan.

        (d)    Beneficial Owner:    A "beneficial owner," as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

        (e)    Board:    The Board of Directors of ISG.

        (f)    Change in Control:    The occurrence of any of the following events:

            (i)  the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of ISG to any "person" or "group" (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Act or any successor sections thereto) other than the Permitted Holders;

           (ii)  any person or group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of ISG (or any entity which controls ISG), including by way of merger, consolidation, tender or exchange offer or otherwise;

          (iii)  a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") involving ISG, unless securities representing 66 2/3% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of ISG or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of ISG immediately prior to such Corporate Transaction; or

          (iv)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of ISG was approved by a vote of a majority of the directors of ISG, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

        (g)    Code:    The Internal Revenue Code of 1986, as amended, or any successor thereto.

        (h)    Committee:    The Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board.

        (i)    Company:    ISG, a Delaware corporation.

        (j)    Disability:    Inability of a Participant to perform in all material respects his duties and responsibilities to ISG, or any Subsidiary of ISG, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant's disability or infirmity which is satisfactory to the Committee.

        (k)    Effective Date:    The term "Effective Date" as defined in Section 16 of the Plan.

        (l)    Employment:    The term "Employment" as used herein shall be deemed to refer to (i) a Participant's employment, if the Participant is an employee of ISG or any of its Affiliates, (ii) a Participant's services as an independent contractor, if the Participant is an independent contractor to ISG or its Affiliates, and (iii) a Participant's services as an non-employee director, if the Participant is a non-employee member of the Board.

        (m)    Fair Market Value:    On a given date, if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading.

        (n)    Incentive Awards:    Awards granted under Section 8(b) of the Plan.

        (o)    ISO:    An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

        (p)    Option:    A stock option granted pursuant to Section 6 of the Plan.

        (q)    Option Price:    The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

        (r)    Other Stock-Based Awards:    Awards granted pursuant to Section 8(a) of the Plan.

        (s)    Participant:    An employee, director or independent contractor who is selected by the Committee to participate in the Plan.

        (t)    Permitted Holder:    Any and all of an employee benefit plan (or trust forming a part thereof) maintained by (A) ISG or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by ISG.

        (u)    Performance-Based Awards:    Certain Other Stock-Based Awards and Incentive Awards granted pursuant to Section 8(c) of the Plan.

        (v)    Plan:    The Amended and Restated 2007 Equity and Incentive Award Plan.

        (w)    Shares:    Shares of common stock of ISG.

        (x)    Stock Appreciation Right:    A stock appreciation right granted pursuant to Section 7 of the Plan.

        (y)    Subsidiary:    A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.     Shares Subject to the Plan

        Subject to Section 9, the total number of Shares that may be delivered under the Plan in connection with Awards outstanding at the Effective Date and Awards thereafter granted shall be ~~7,642,603~~ 12,942,603 (the "Share Pool").(1) For purposes of the Plan from and after the Effective Date, any one Share that is subject to an Award outstanding on the Effective Date or thereafter granted shall, upon delivery thereof, be counted as reducing the number of Shares available under the Share Pool by one Share. The maximum number of Shares underlying Options and Stock Appreciation Rights that may be granted to any one Participant in any given calendar year is 750,000, subject to Section 9. In the case of a non-employee director of the Company, additional limits shall apply such that the maximum grant-date fair value of Awards granted in any fiscal year during any part of which the director is then eligible under the Plan shall be $350,000, except that such limit for a non-employee Chairman of the Board or Lead Director shall be $700,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The delivery of Shares upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan by the same number of Shares delivered. Shares which are subject to Awards which terminate, lapse, or are forfeited or canceled (but excluding the withholding of Shares to pay the exercise price or tax withholding obligations relating to Options and Stock Appreciation Rights) will be deemed not to have been delivered and will be available for further Awards under the Plan. For the avoidance of doubt, Shares which are subject to Awards other than Options or Stock Appreciation Rights which are withheld to pay tax withholding obligations will be deemed not to have been delivered and will be available for further Awards under the Plan. The cash settlement of an Award will not reduce the number of Shares available under the Share Pool.

4.     Administration

        (a)    Delegation.    The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), "independent directors" within the meaning of the applicable principal national exchange listed company rules and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto). Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of ISG or an Affiliate; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time; provided, further, however, that the Board may, to the extent permitted under applicable law, delegate such power and authority, otherwise delegated to the Committee, to any committee of the Board, including a committee composed of a member of the Board, to grant equity-based Awards to certain employees of ISG pursuant to the terms of the Plan, other than any "directors" or "officers" of ISG as defined under Section 16 of the Act or any "covered employees" as defined under Section 162(m) of the Code.

(1)
The effect of the 2014 amendment to this share reservation (effective at the Effective Date) was to add 5,150,000 shares. The effect of the 2017 amendment to this share reservation, effective April 27, 2017, is to add 5,300,000 shares.

        (b)    Substitute Awards.    Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by ISG or its affiliates or a company acquired by ISG or with which ISG combines. The number of Shares underlying such substitute awards shall not be counted against the aggregate number of Shares available for Awards under the Plan in the case of an assumption or substitution of awards for those of a company acquired by ISG or with which ISG combines. In no event may this provision be utilized to permit the repricing of Options or Stock Appreciation Rights in a manner not contemplated under Section 9 of this Plan.

        (c)    Interpretation.    The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

        (d)    Terms.    The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

        (e)    Taxes.    The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting or settlement of an Award. Unless the Committee otherwise specifies in an Award agreement or otherwise, and subject to limitations as the Committee may impose (including due to applicable law or accounting rules), the Participant may elect to pay a portion or all of such mandatory withholding taxes or other taxes relating to an Award by (i) delivery in Shares or (ii) having Shares withheld by ISG from any Shares that would have otherwise been received by the Participant under the Award, provided that payment of taxes in excess of mandatory withholding taxes shall be permitted only if expressly authorized by the Committee. The Committee is authorized to require withholding of Shares or cash otherwise deliverable under an Award to satisfy such mandatory withholding taxes.

5.     Limitations

        No Award may be granted under the Plan after ~~the fifth anniversary of the Effective Date~~ termination of the Committee's authority to grant Awards under Section 16, but Awards theretofore granted may extend beyond that date.

        Notwithstanding any provision herein to the contrary, the repricing of an Option or Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company's stockholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; and (iii) repurchasing an Option or Stock Appreciation Right for cash or canceling an Option or Stock Appreciation Right in exchange for another Award, in either case at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the repurchase or cancellation and exchange occurs as an adjustment to the Award in connection with a change in capitalization or similar change permitted under Section 9(a) or (b) below. Such cancellation and exchange would be considered a "repricing" regardless of whether it is treated as a "repricing" under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

6.     Terms and Conditions of Options

        Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

        (a)    Option Price.    The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4).

        (b)    Exercisability.    Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

        (c)    Exercise of Options.    Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by ISG and, if applicable, the date payment is received by ISG pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to ISG as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by personal check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, which may include the withholding by the Company of Shares deliverable upon exercise of the Option to satisfy the exercise price, (iii) partly in cash and partly in such Shares, (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to ISG an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased and (v) through net settlement in Shares as described in Section 4(e)(ii) above. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

        (d)    ISOs.    The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of ISG or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify ISG of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, ISG or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

        (e)    Attestation.    Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case ISG shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.     Terms and Conditions of Stock Appreciation Rights

        (a)    Grants.    The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

        (b)    Terms.    The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares or portion thereof covered by the Stock Appreciation Right being exercised. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to ISG the unexercised Option, or any portion thereof, and to receive from ISG in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by ISG of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by ISG shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

        (c)    Limitations.    The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

8.     Other Stock-Based Awards, Incentive Awards and Performance-Based Awards

        (a)    Other Stock-Based Awards.    The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, Awards of restricted Share units and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Dividends and/or dividend equivalents may be paid or credited on Other Stock-Based Awards, if so specified by the Committee and subject to such terms as the Committee may specify, provided that any amount to be paid or credited shall be subject to the same (or more stringent) vesting terms (whether performance-based or service-based) as apply to the underlying Other Stock-Based Award.

        (b)    Incentive Awards.    The Committee, in its sole discretion, may grant Awards providing an opportunity to earn specified cash amounts (i.e., Awards denominated in cash rather than Shares) by achievement of specified performance goals. All Incentive Awards shall be subject to the per-person limitation applicable to cash Performance-Based Awards under Section 8(c). The performance period and performance goals for each Incentive Award shall be specified by the Committee. Incentive Awards with a performance period of one year or less may be designated as "Annual Incentive Awards." Such Incentive Awards shall be dependent on such additional or alternative conditions as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, cash amounts or the equivalent value in Shares or other Awards upon the completion of a specified period of service or the occurrence of an event (for clarity, the occurrence of termination events and change in control events may be specified as resulting in the deemed achievement of performance goals). Incentive Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Incentive Awards will be granted and the cash denominated amounts that may be earned, which may include the crediting of earnings during any period the Award remains outstanding following the attainment of the performance goals. Incentive Awards may be settled in cash, Shares or other Awards, provided that the Committee shall specify, as a term of the Award, the timing and other terms of any conversion of cash amounts earned or earnable under an Incentive Award into Shares or other Awards.

        (c)    Performance-Based Awards.    Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards and Incentive Awards granted under this Section 8 may be granted in a manner which is intended to be deductible by ISG under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital (xviii) return on assets and (xix) total stockholder return. The foregoing criteria may relate to ISG, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, may be applied on an absolute basis, may be relative to prior period performance and/or may be relative to performance of one or more peer group companies or indices, or any combination thereof, and may be based on audited or unaudited information, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may specify that performance goals will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other pre-specified financial items of income or expense for the performance period. Provided that the Committee has specified at least one performance goal under this Section 8(c) qualifying the Award as performance-based under Code Section 162(m), the Committee may specify other performance goals or criteria (whether or not listed in this Section 8(c) as a basis for its exercise of negative discretion with respect to the Award.

        (d)    Performance-Based Award Maximums; Determination of Achievement of Performance Goals; Reserved Discretion.    The maximum amount of Performance-Based Awards that may be earned during a calendar year by any Participant shall be: (x) with respect to Performance-Based Awards in the form of Other Stock-Based Awards (i.e., that are denominated in Shares), 500,000 Shares and (y) with respect to Performance-Based Awards in the form of Incentive Awards (i.e., that are not denominated in Shares), $5,000,000. For this purpose, the applicable limitation on a Performance-Based Award that may be earned over a period longer than one calendar year will be apportioned evenly over the number of full and partial years in the performance period. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee, except that in the case of share-denominated Performance-Based Awards with multi-year performance periods this discretion must be specifically reserved at the time of grant if the failure to do so would result in the accounting expense for such Award not being measured at the time of grant. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

9.     Adjustments Upon Certain Events

        Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

        (a)    Generally.    In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, or in the event of any reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718), or any distribution to stockholders other than regular cash dividends, or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, if any, in a manner it deems to be equitable (which may include, in its discretion, separate payments of cash or property, but with adjustment in all cases subject to Section 17 below), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a calendar year to any Participant (iii) the maximum amount of a Performance-Based Award that may be granted during a calendar year to any Participant, (iv) the Option Price or exercise price of any Stock Appreciation Right and/or (v) any other affected terms of such Awards, including performance goals specified on a per-share basis; provided, that, for the avoidance of doubt, in the case of the occurrence of an "equity restructuring" (within the meaning of the FASB ASC Topic 718), the Committee shall make an equitable adjustment to all outstanding awards to preserve without enlarging the value of the Award to the Participant.

        (b)    Change in Control.    In the event of a Change in Control after the Effective Date, (i) if determined by the Committee in the applicable Award agreement or otherwise at the time of the Change in Control, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse and/or performance restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse and/or performance restrictions, as the case may be, as of immediately prior to such Change of Control and (ii) the Committee may (subject to Section 17 below), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least ten (10) business days prior to the Change in Control, such Options and Stock Appreciation Rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options and Stock Appreciation Rights shall terminate and be of no further force and effect.

10.   No Right to Employment or Awards

        The granting of an Award under the Plan shall impose no obligation on ISG or any Affiliate to continue the Employment of a Participant and shall not lessen or affect ISG's or Affiliate's right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.   Successors and Assigns

        The Plan shall be binding on all successors and assigns of ISG and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12.   Nontransferability of Awards

        Unless otherwise determined by the Committee, and subject to the limitation that in no circumstances may an Award be transferred to a third party by the Participant for consideration or value, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution or to a designated beneficiary in the event of death. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives, distributees or designated beneficiaries of the Participant.

13.   Amendments or Termination

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the stockholders of ISG, if such action would (except as is provided in Section 9 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, (b) without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) subject to Section 5, relating to repricing of Options or Stock Appreciation Rights, to permit such repricing without the approval of the stockholders of ISG; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to ISG or to Participants), and the Committee may otherwise amend the Plan where such action is within the scope of the Committee's authority under its Charter and subject to any stockholder approval or other requirement that would apply had such amendment been adopted by the Board.

        Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, ISG may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

14.   International Participants

        With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, ISG or an Affiliate.

15.   Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

16.   Effectiveness of the Plan

        The original effective date of this Plan was November 13, 2007; provided, however, that this Plan as amended and restated shall be effective on the date in 2014 on which the Company's stockholders approve the Plan (such date, the "Effective Date"). Before the Effective Date, the Compensation Committee may authorize the grant of Incentive Awards and take related actions contingent upon the approval of the amended and restated Plan by stockholders. The Committee's authority to grant new Awards under the Plan shall terminate on the fifth anniversary of the ~~Effective Date~~ approval of the amendment to the Plan by stockholders in 2017, subject to earlier termination by the Board pursuant to Section 13.

17.   Section 409A Delay of Payment

        Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, ISG will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code which, with respect to any Participant that is a "specified employee" within the meaning of Section 409A of the Code, will be no earlier than the first day following six months after termination of Employment (other than due to death), if such payment is payable in respect of such termination. ISG shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither ISG, the Committee nor any of ISG's employees, directors or representatives shall have any liability to Participants with respect to this Section 17.

1234567 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR each of the nominees: nominee(s) on the line below. 0 0 0 1. To elect as Directors of Information Services Group, Inc. to serve for a three-year term the nominees listed below: Nominees 01 Neil G. Budnick 02 Gerald S. Hobbs For 0 Against 0 Abstain 0 ForAgainst Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors recommends you vote FOR the following proposal: 0 0 0 2 To ratify the engagement of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. 5 To approve an amendment to the Company's Amended and Restated 2007 Equity and Incentive Award Plan (the "Plan") to (a) increase the number of shares of common stock available for issuance under the Plan by 5,300,000 shares, (b) make the other changes as described in the Proxy Statement and (c) reapprove the material terms of the Plan for purposes of Internal Revenue Code Section 162(m). 0 2 years 0 0 3 years 0 0 Abstain 0 3 To approve, in a non-binding advisory vote, the compensation paid to the Company's named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: NOTE: The proxies are hereby authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof. 1 year 0 4 To determine, in a non-binding advisory vote, whether a stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years. John Sample ANY CITY, ONA1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000320974_1 R1.0.1.15 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand John Sample234567when you call and then follow the instructions. 234567 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 INFORMATION SERVICES GROUP, INC. ATTN: DAVID BERGER 281 TESSER BOULEVARD 9TH FLOOR STAMFORD, CT 06901 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ONA1A 1A1 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com INFORMATION SERVICES GROUP, INC. Annual Meeting of Stockholders April 27, 2017 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint David E. Berger and R. James Cravens, or either of them, as proxies, each with the power to appoint his substitute, revoking any proxies previously given and hereby authorize them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Information Services Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on April 27, 2017 at the offices of the Company, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut and any adjournment or postponement thereof. The stockholder(s) hereby further authorize such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting of Stockholders and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted "For" the election of each of the nominees listed on the reverse side for the board of directors, "For" in proposals two, three and five, and "One Year" in proposal four. Please sign, date and return this proxy card promptly using the enclosed reply envelope. Continued and to be signed on reverse side 0000320974_2 R1.0.1.15